Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

dated

November 29, 2022

by and among

Genesis Unicorn Capital Corp., a Delaware corporation, as Parent,

ESGL Holdings Limited, a Cayman Islands exempted company, as Purchaser,

ESGH Merger Sub Corp., a Cayman Islands exempted company, as Merger Sub,

Environmental Solutions Group Holdings Limited, a Cayman Islands exempted company, as the Company; and

Quek Leng Chuang, solely in his capacity as the shareholder representative, agent and attorney-in-fact of the Shareholders.

i

5.5	Capitalization	27
5.6	Subsidiaries	28
5.7	Corporate Records	28
5.8	Assumed Names	29
5.9	Consents	29
5.10	Financial Statements	29
5.11	Books and Records. Internal Accounting Controls	30
5.12	Absence of Certain Changes	30
5.13	Properties; Title to the Company’s Assets	30
5.14	Litigation	31
5.15	Contracts	31
5.16	Licenses and Permits	34
5.17	Compliance with Laws	34
5.18	Intellectual Property	34
5.19	Customers and Suppliers	38
5.20	Accounts Receivable and Payable; Loans	39
5.21	Employee Benefits	39
5.22	Employees; Employment Matters	40
5.23	Withholding	43
5.24	Real Property	43
5.25	Tax Matters	44
5.26	Environmental Laws	45
5.27	Finders’ Fees	46
5.28	Powers of Attorney and Suretyships	46
5.29	Directors and Officers	46
5.30	International Trade Matters; Anti-Bribery Compliance.	46
5.31	Not an Investment Company	47
5.32	Insurance	47
5.33	Affiliate Transactions	48
5.34	No Trading or Short Position	48

Article VI REPRESENTATIONS AND WARRANTIES OF PARENT PARTIES		48

6.1	Corporate Existence and Power	48
6.2	Corporate Authorization	49
6.3	Governmental Authorization	49
6.4	Non-Contravention	49
6.5	Finders’ Fees	50
6.6	Issuance of Shares	50
6.7	Capitalization	50
6.8	Information Supplied	51
6.9	Trust Fund	51
6.10	Listing	52
6.11	Reporting Company	52
6.12	Board Approval	52
6.13	Parent SEC Documents	52
6.14	Litigation	54

ii

6.15	Money Laundering Laws	54
6.16	OFAC	54
6.17	Not an Investment Company	54
6.18	Tax Matters	55

Article VII COVENANTS OF THE PARTIES PENDING CLOSING		56

7.1	Conduct of the Business	56
7.2	Reasonable Best Efforts; Further Assurances; Governmental Consents	60
7.3	Access to Information	61
7.4	Notices of Certain Events	61
7.5	SEC Filings	62
7.6	Registration Statement	63
7.7	Directors’ and Officers’ Indemnification and Insurance	64
7.8	Tax Matters	65
7.9	Confidentiality	66

Article VIII COVENANTS OF THE COMPANY		66

8.1	Reporting and Compliance with Laws	66
8.2	Reasonable Best Efforts to Obtain Consents	66
8.3	Company Shareholder Approval	66
8.4	Financial Information	67
8.5	Annual Financial Information	67
8.6	Waiver	68

Article IX COVENANTS OF THE PARENT PARTIES		68

9.1	Trust Account	68
9.2	Compliance with SPAC Agreements	68
9.3	Parent Special Meeting	68
9.4	Equity Incentive Plan	69

Article X CONDITIONS TO CLOSING		69

10.1	Condition to the Obligations of the Parties	69
10.2	Conditions to Obligations of the Parent Parties	70
10.3	Conditions to Obligations of the Company	71

Article XI TERMINATION		72

11.1	Termination Without Default	72
11.2	Termination Upon Default	73
11.3	Effect of Termination	73

iii

Article XII MISCELLANEOUS		74

12.1	Notices	74
12.2	Amendments; No Waivers; Remedies	75
12.3	Nonsurvival of Representations	75
12.4	Arm’s Length Bargaining; No Presumption Against Drafter	75
12.5	Publicity	76
12.6	Expenses	76
12.7	No Assignment or Delegation	76
12.8	Governing Law	76
12.9	No Other Representations; No Reliance	76
12.10	Waiver of Jury Trial	77
12.11	Submission to Jurisdiction	77
12.12	Counterparts; Facsimile Signatures	77
12.13	Entire Agreement	77
12.14	Severability	78
12.15	Construction of Certain Terms and References; Captions	78
12.16	Further Assurances	78
12.17	Third Party Beneficiaries	78
12.18	Waiver	78

iv

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of November 29, 2022 (the “Signing Date”), by and among Genesis Unicorn Capital Corp., a Delaware corporation (“Parent”), ESGL Holdings Limited, a Cayman Islands exempted company and wholly owned subsidiary of the Parent (“Purchaser”), ESGH Merger Sub Corp., a Cayman Islands exempted company and wholly owned subsidiary of Purchaser (“Merger Sub”), Environmental Solutions Group Holdings Limited, a Cayman Islands exempted company (the “Company”), and Quek Leng Chuang, solely in his capacity as the shareholder representative, agent and attorney-in-fact of the Shareholders (the “Shareholder Representative”).

W I T N E S E T H :

WHEREAS, the Company, operating through its Subsidiaries, is in the business of waste management, treatment and recycling of hazardous and non-hazardous industrial waste (the “Business”);

WHEREAS, Parent is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities;

WHEREAS, Purchaser is a wholly owned subsidiary of Parent and was formed for the sole purpose of the merger of Parent with and into Purchaser (the “Redomestication Merger”), in which Purchaser will be the surviving entity (the “Redomestication Merger Surviving Corporation”);

WHEREAS, immediately after Redomestication Merger, the parties hereto desire to effect a merger of Merger Sub with and into the Company (the “Acquisition Merger”) with the Company being the surviving entity and a wholly-owned subsidiary of Purchaser (the “Surviving Corporation”);

WHEREAS, for U.S. federal income tax purposes, the Parent and Purchaser intend, and the Company acknowledges that the Redomestication Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the Company’s Board of Directors and the Boards of Directors of Purchaser and Merger Sub have approved this Agreement and intend that it constitute a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3;

WHEREAS, for U.S. federal income tax purposes, the parties hereto intend that the Acquisition Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the Company’s Board of Directors and the Boards of Directors of Purchaser and Merger Sub have approved this Agreement and intend that it constitute a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3;

WHEREAS, in its recommendation to the Parent’s stockholders that the acquisition is fair to the Parent stockholders, the Board of Directors of Parent, Purchaser and Merger Sub have received, reviewed and relied on the opinion of Marshall & Stevens Transaction Advisory Services LLC that the Acquisition Merger is fair to the Parent’s stockholders form a financial point of view;

WHEREAS, the Board of Directors of the Company and the Shareholders of the Company have determined that this Agreement, the Acquisition Merger and the other transactions contemplated by this Agreement are fair and advisable to, and in the best interests of the Company;

WHEREAS, the Board of Directors of Parent has determined that this Agreement, Redomestication Merger, the Acquisition Merger and the other transactions contemplated by this Agreement are fair and advisable to, and in the best interests of, Parent and its shareholders;

WHEREAS, the Board of Directors of Purchaser has determined that this Agreement, Redomestication Merger, the Acquisition Merger and the other transactions contemplated by this Agreement are fair and advisable to, and in the best interests of, Purchaser and its sole shareholder;

WHEREAS, the Board of Directors of Merger Sub has determined that this Agreement, the Acquisition Merger and the other transactions contemplated by this Agreement are fair and advisable to, and in the best interests of, Merger Sub and its sole shareholder; and

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties accordingly agree as follows:

Article I
DEFINITIONS

The terms defined in the preamble shall have the respective meanings ascribed thereto, and following terms, as used herein, have the following meanings:

“Accounting Principles” means in accordance with IFRS as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Company in the preparation of the latest Annual Financial Statements.

“Acquisition Intended Tax Treatment” has the meaning set forth in Section 3.10.

“Action” means any legal action, suit, claim, investigation, hearing or Proceeding, including any audit, claim or assessment for Taxes or otherwise.

“Additional Agreements” mean the Lock-up Agreement, the Shareholder Support Agreement, the Sponsor Support Agreement, the Registration Rights Agreement, and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed in connection with the Transactions.

“Additional Parent Parties SEC Documents” has the meaning set forth in Section 6.13(a)

“Adjustment Amount” has the meaning set forth in Section 4.3(c).

2

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For avoidance of any doubt, with respect to all periods subsequent to the Closing, Purchaser is an Affiliate of the Company.

“Affiliate Transaction” has the meaning set forth in Section 5.33.

“Alternative Proposal” has the meaning set forth in Section 7.1(b).

“Alternative Transaction” has the meaning set forth in Section 7.1(b).

“Anti-Corruption Laws” has the meaning set forth in Section 5.30(a).

“Applicable Taxes” mean such Taxes as defined in IRS Notice 2020-65 (and any corresponding Taxes under state or local tax applicable Law).

“Applicable Wages” mean such wages as defined in IRS Notice 2020-65 (and any corresponding wages under state or local tax applicable Law).

“Audited 2022 Financial Statements” has the meaning set forth in Section 8.4.

“Authorization Notice” has the meaning set forth in Section 4.2(g).

“Benefit Arrangements” has the meaning set forth in Section 5.21(a).

“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

“Cayman Companies Act” means the Companies Act (as Revised) of the Cayman Islands.

“Closing” has the meaning set forth in Section 3.2.

“Closing Date” has the meaning set forth in Section 3.2.

“Closing Net Debt” means, as of the close of business on the day prior to the Closing, (i) the aggregate amount of all Indebtedness of the Company and its Subsidiaries, less (ii) the aggregate unrestricted cash and cash equivalents of the Company and its Subsidiaries on hand or in bank accounts, including deposits in transit, minus the aggregate amount of outstanding and unpaid checks issued by or on behalf of the Company and its Subsidiaries as of such time, in each case of clauses (i) and (ii), on a consolidated basis and as determined in accordance with the Accounting Principles.

“Closing Statement” has the meaning set forth in Section 4.3(b)(i).

3

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Leases” has the meaning set forth in Section 5.24(b).

“Company Financial Statements” has the meaning set forth in Section 5.10(a).

“Company Fundamental Representation” means the representations and warranties of the Company set forth in Section 4.4 (Consideration Spreadsheet), Section 5.1 (Corporate Existence and Power), Section 5.2 (Authorization), Section 5.4 (Non-Contravention), Section 5.5 (Capitalization), Section 5.6 (Subsidiaries), Section 5.18 (Intellectual Property), and Section 5.27 (Finders’ Fees).

“Company Knowledge” or “knowledge of the Company” means the actual knowledge after due inquiry of each of Quek Leng Chuang, Ho Shian Ching and Lawrence Law.

“Company Ordinary Shares” shall mean the ordinary shares, par value $0.001 per share, of the Company as existing as of the date hereof and immediately prior to the Effective Time.

“Company Shareholder” or “Shareholder” means each holder of Company Ordinary Shares, and “Company Shareholders” or “Shareholders” refers to all of them collectively.

“Company Shareholder Approval” has the meaning set forth in Section 5.2.

“Computer Systems” has the meaning set forth in Section 5.18(i).

“Consideration Spreadsheet” has the meaning set forth in Section 4.4.

“Contracts” means the Leases and all contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which the Company and/or any of its Subsidiary is a party or by which any of its respective assets are bound, including any entered into by the Company and/or any of its Subsidiary in compliance with this Agreement after the Signing Date and prior to the Closing.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

“Disclosure Letter” has the meaning set forth in Article V.

“D&O Indemnified Persons” has the meaning set forth in Section 7.7(a).

“D&O Tail Insurance” has the meaning set forth in Section 7.7(c).

“Deferred Underwriting Amount” means the portion of the underwriting discounts and commissions held in the Trust Account, which the underwriters of the IPO are entitled to receive upon the Closing in accordance with the Investment Management Trust Agreement.

4

“DGCL” means the Delaware General Corporation Law (Title 8, Chapter 1 of the Delaware Code).

“Effective Time” has the meaning set forth in Section 3.2.

“Enforceability Exceptions” has the meaning set forth in Section 5.2.f

“Environmental Laws” shall mean all applicable Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity.

“Estimated Closing Statement” has the meaning set forth in Section 4.3(a).

“Estimated Working Capital” has the meaning set forth in Section 4.3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Shares” has the meaning set forth in Section 4.2(c).

“Export Control Laws” has the meaning set forth in Section 5.30(a).

“Governmental Authority” means any United States or non-United States government entity, body or authority, including (i) any United States federal, state or local government (including any town, village, municipality, district or other similar governmental or administrative jurisdiction or subdivision thereof, whether incorporated or unincorporated), (ii) any non-United States government or governmental authority or any political subdivision thereof, (iii) any United States or non-United States regulatory or administrative entity, authority, instrumentality, jurisdiction, agency, body or commission, exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, or (iv) any official of any of the foregoing acting in such capacity.

“Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Governmental Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

“Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

“Holdback Amount” shall mean $3,750,000.

5

“Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs and prepayment and other penalties, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under IFRS (as defined below), and (g) all guarantees by such Person.

“Independent Expert” has the meaning set forth in Section 4.3(b)(ii).

“Independent Expert Notice Date” has the meaning set forth in Section 4.3(b)(ii).

“Intellectual Property” or “Intellectual Property Right” means all of the worldwide intellectual property and proprietary rights associated with any of the following, whether registered, unregistered or registrable, to the extent recognized in a particular jurisdiction: (a) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (b) discoveries, inventions, ideas, Know-How, systems, technology, whether patentable or not, and all issued patents, industrial designs, and utility models, and all applications pertaining to the foregoing, in any jurisdiction, including re-issues, continuations, divisionals, continuations-in-part, re-examinations, renewals, counterparts, extensions, validations, and other extensions of legal protestation pertaining thereto; (c) trade secrets and other rights in confidential and other nonpublic information that derive economic value from not being generally known and not being readily ascertainable by proper means, including the right in any jurisdiction to limit the use or disclosure thereof; (d) software; (e) copyrights in writings, designs, software, mask works, content and any other original works of authorship in any medium, including applications or registrations in any jurisdiction for the foregoing; (f) data and databases; (g) internet websites, domain names and applications and registrations pertaining thereto.; and (h) social media accounts, and all content contained therein.

“International Trade Control Laws” has the meaning set forth in Section 5.30(a).

“Investment Management Trust Agreement” means the investment management trust agreement made as of February 14, 2022 by and between Parent and the Trustee.

“IPO” means the initial public offering of Parent pursuant to a prospectus dated February 14, 2022.

“IRS” means the U.S. Internal Revenue Service.

“IT Providers” has the meaning set forth in Section 5.18(k).

“Key Personnel” has the meaning set forth in Section 5.22(a).

“Know-How” means all information, unpatented inventions (whether or not patentable), improvements, practices, algorithms, formulae, trade secrets, techniques, methods, procedures, knowledge, results, protocols, processes, models, designs, drawings, specifications, materials and any other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing of products.

6

“Law” or “Laws” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, principle of common law, act, treaty or order of general applicability of any applicable Governmental Authority, including rule or regulation promulgated thereunder.

“Leases” all leases, subleases, licenses, concessions and other occupancy agreements (written or oral) for Real Property, together with all fixtures and improvements erected on the premises leased thereby.

“Liabilities” or “Liability” means any and all liabilities, Indebtedness, claims, or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including Tax Liabilities due or to become due.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

“Lock-up Agreement” means the agreement relating to the shares of the Redomestication Merger Surviving Corporation to be effective as of the Closing, in substantially the form attached as Exhibit A.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Business, assets, Liabilities, financial condition or results of operations of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business, provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Parent Parties; (vi) any changes in applicable Laws or accounting rules or the enforcement, implementation or interpretation thereof; or (vii) changes in, or effects arising from or relating to, any earthquake, hurricane, tsunami, tornado, flood, mudslide or other natural disaster, disease outbreak, epidemic, pandemic (including the COVID-19 pandemic), weather condition, explosion or fire or any other force majeure event or acts of God; provided, however that as to clauses (ii), (iv) or (vii), unless any such any event, occurrence, fact, condition or change, shall have a disproportionate effect on the Company and the Business as compared to comparable companies in the same industry.

“Material Contracts” has the meaning set forth in Section 5.15(a).

7

“Merger Consideration” has the meaning set forth in Section 4.1.

“Merger Consideration Shares” means an aggregate number of shares of Purchaser Ordinary Shares equal to the product of (i) the Per Share Merger Consideration, multiplied by (ii) the aggregate number of Company Ordinary Shares that are issued and outstanding immediately prior to the Effective Time.

“Merger Sub Ordinary Shares” has the meaning set forth in Section 6.7(c)

“Money Laundering Laws” has the meaning set forth in Section 5.30(a).

“Nasdaq” means the electronic dealer quotation system owned and operated by The Nasdaq Stock Market, Inc.

“Objection Statement” has the meaning set forth in Section 4.3(b)(ii).

“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by a Governmental Authority.

“Organizational Documents” means, with respect to any Person, its certificate of incorporation, certificate of formation, articles of incorporation, articles of formation, bylaws, memorandum and articles of association, limited liability company agreement, constitution or similar organizational documents, in each case, as amended.

“OSH Laws” has the meaning set forth in Section 5.22(j).

“Outside Date” has the meaning set forth in Section 11.1(a).

“Owned Intellectual Property” has the meaning set forth in Section 5.18(a).

“Owned Real Property” has the meaning set forth in Section 5.24(a).

“Parent Common Stock” means the shares of Class A common stock, $0.0001 par value, of Parent, and the shares of Class B common stock, $0.0001 par value, of Parent.

“Parent Parties” means Parent, Purchaser and Merger Sub collectively, and “Parent Party” refers to any one of them.

“Parent Party Fundamental Representations” means the representations and warranties of Parent Parties set forth in Section 6.1 (Corporate Existence and Power), Section 6.2 (Corporate Authorization), and Section 6.5 (Finders’ Fees).

“Parent Party Stockholder Approval Matters” has the meaning set forth in Section 7.6(a).

“Parent SEC Documents” has the meaning set forth in Section 6.13(a).

“Parent Securities” means all shares of Parent Common Stock, Parent Warrants, and Parent Units.

8

“Parent Special Meeting” has the meaning set forth in Section 7.6(a).

“Parent Warrants” means the redeemable right to purchase one share of Parent Common Stock at a price of $11.50 per whole share.

“Parent Unit” means a unit of Parent comprised of one share of Parent Common Stock and one Parent Warrant, including all “private units” described in the Prospectus.

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Share Merger Consideration” has the meaning set forth in Section 4.1.

“Per Share Merger Consideration Amount” means an amount equal to (a) the Merger Consideration, divided by (b) the aggregate number of Company Ordinary Shares that are issued and outstanding immediately prior to the Effective Time.

“Permits” has the meaning set forth in Section 5.16.

“Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to the Parent Parties; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company and/or any of its Subsidiaries so encumbered, either individually or in the aggregate, and (C) that are not resulting from a breach, default or violation by the Company and/or any of its Subsidiaries of any Contract or Law; and (iii) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate Proceedings (and for which adequate accruals or reserves have been established in accordance with IFRS).

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Data” means, with respect to any natural Person, such Person’s name, street address, telephone number, e-mail address, photograph, social security number, tax identification number, driver’s license number, passport number, credit card number, bank account number and other financial information, customer or account numbers, account access codes and passwords, any other information that allows the identification of such Person or enables access to such Person’s financial information or that is defined as “personal data,” “personally identifiable information,” “personal information,” “protected health information” or similar term under any applicable Privacy Laws.

“Plan of Merger” has the meaning set forth in Section 3.2.

“Policies” has the meaning set forth in Section 5.32(a).

9

“Privacy Laws” means all applicable United States state and federal Laws, and the laws of other non-U.S. jurisdictions applicable to the Company or any Subsidiary, relating to privacy and protection of Personal Data, including without limitation the General Data Protection Regulation of the European Union, and any and all similar state and federal Laws relating to privacy, security, data protection, data availability and destruction and data breach, including security incident notification.

“Privacy Policy” has the meaning set forth in Section 5.18(j).

“Pro Rata Share” means with respect to each Company Shareholder, a fraction expressed as a percentage equal to (i) the number of Company Ordinary Shares held by such Company Shareholder as of immediately prior to the Closing, divided by (ii) the aggregate number of Company Ordinary Shares that are issued and outstanding immediately prior to the Effective Time.

“Proceeding” means any action, suit, proceeding, complaint, claim, charge, hearing, labor dispute, inquiry or investigation before or by a Governmental Authority or an arbitrator.

“Prohibited Party” has the meaning set forth in Section 5.30(b).

“Prospectus” has the meaning set forth in Section 7.6(a).

“Proxy Statement/Prospectus” has the meaning set forth in Section 7.6(a).

“Purchaser Ordinary Shares” means the shares par value $0.001, of the ordinary shares of Purchaser.

“Purchaser Representative” means Sponsor or another Representative designated in writing by Sponsor.

“Purchaser Securities” means Purchaser Ordinary Shares, Purchaser Units and Purchaser Warrants.

“Purchaser Units” means all the Parent Units upon their conversion in the Redomestication Merger.

“Purchaser Warrants” means all the Parent Warrants upon their conversion in the Redomestication Merger.

“Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

“Redomestication Merger Certificate” has the meaning set forth in Section 2.2.

“Redomestication Intended Tax Treatment” has the meaning set forth in Section 2.9.

10

“Redomestication Merger Surviving Corporation” has the meaning set forth in Section 2.1.

“Redomestication Merger Surviving Corporation Ordinary Shares” means the ordinary shares, par value $0.001 per share of the Redomestication Merger Surviving Corporation.

“Redomestication Merger Surviving Corporation Units” means all the Parent Units upon their conversion in Redomestication Merger.

“Redomestication Merger Surviving Corporation Warrants” means all the Parent Warrants upon their conversion in Redomestication Merger.

“Redomestication Plan of Merger” has the meaning set forth in Section 2.2.

“Registrar” has the meaning set forth in Section 2.2.

“Registration Rights Agreement” means the amended and restated registration rights agreement governing the resale of the shares, warrants and units of the Redomestication Merger Surviving Corporation, in the form attached hereto as Exhibit D.

“Registration Statement” has the meaning set forth in Section 7.6(a).

“Representative Party” has the meaning set forth in Section 4.3(b)(ii).

“Required Financial Information” has the meaning set forth in Section 8.5.

“Required Parent Stockholder Approval” has the meaning set forth in Section 10.1(e).

“Sanctions Laws” has the meaning set forth in Section 5.30(a).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Scheduled Intellectual Property” has the meaning set forth in Section 5.18(a).

“SEC” means the Securities and Exchange Commission.

“Sensitive Data” means all confidential information, classified information, proprietary information, trade secrets and any other information, the security or confidentiality of which is protected by Law or Contract, that is collected, maintained, stored, transmitted, used, disclosed or otherwise processed by the Company. Sensitive Data also includes Personal Data which is held, stored, collected, transmitted, transferred (including cross-border transfers), disclosed, sold or used by the Company.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder Representative” has the meaning set forth in the Recitals.

“Shareholder Support Agreement” means the agreement entered into by a majority of the Shareholders, substantially in the form attached hereto as Exhibit B, providing that, among other things, such Shareholders will vote their Company Shares in favor of the Requisite Company Vote on the terms and subject to the conditions set forth in the such agreement.

11

“Sponsor” means Genesis Unicorn Capital, LLC, a Delaware limited liability company.

“Sponsor Support Agreement” means the agreement entered into by the Sponsor and its Affiliates, substantially in the form attached hereto as Exhibit C, providing that, among other things, the Sponsor will vote its shares of Parent Common Stock in favor of the transactions contemplated by this Agreement on the terms and subject to the conditions set forth in such agreement.

“Standards Agreements” has the meaning set forth in Section 5.18(o).

“Standards Body” has the meaning set forth in Section 5.18(o).

“Stockholder Register” has the meaning set forth in Section 2.6(a)

“Subsidiary” or “Subsidiaries” means one or more entities of which any of the capital stock or share capital or other equity or voting securities are Controlled or owned, directly or indirectly, by the respective Person.

“Surviving Corporation” has the meaning set forth in Section 3.1.

“Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, laboratory equipment and other equipment owned or leased by the Company or any Company Subsidiary.

“Target Working Capital” means three million five hundred dollars ($3,500,000).

“Tax(es)” means any federal, state, local or non-U.S. tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalties, additions to tax or additional amounts imposed with respect thereto.

“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

12

“Transaction Expenses” means all fees and expenses of any of the Company and its Subsidiaries incurred or payable as of the Closing and not paid prior to the Closing (i) in connection with the consummation of the transactions contemplated hereby, including any amounts payable to professionals (including investment bankers, brokers, finders, attorneys, accountants and other consultants and advisors) retained by or on behalf of the Company or any of its Subsidiaries, (ii) any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options, warrants or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director or officer of the Company or any of its Subsidiaries at or after the Closing pursuant to any agreement to which the Company or any of its Subsidiaries is a party prior to the Closing which become payable (including if subject to continued employment) as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, and (iii) any sales, use, real property transfer, stamp, stock transfer or other similar transfer Taxes imposed on any Parent Party or the Company or any of its Subsidiaries in connection with the Mergers or the other transactions contemplated by this Agreement.

“Transaction Litigation” has the meaning set forth in Section 7.2(c).

“Trust Account” has the meaning set forth in Section 6.9.

“Trust Amount” means the amount of cash available in the Trust Account after deducting redemptions of Parent/Purchaser public shareholders.

“Trust Fund” has the meaning set forth in Section 6.9.

“Trustee” has the meaning set forth in Section 6.9.

“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

“UCC” means the Uniform Commercial Code of the State of New York, or any corresponding or succeeding provisions of Laws of the State of New York, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

“Working Capital” means all current assets of the Company and its Subsidiaries, on a consolidated basis, (excluding, without duplication, cash and cash equivalents) minus (ii) all current liabilities of the Company and its Subsidiaries, on a consolidated basis (excluding, without duplication, Indebtedness and unpaid Transaction Expenses).

“Working Capital Variance from Target” means (i) the amount, if any, by which the Estimated Working Capital as of the close of business on the day prior to the Closing Date, as determined in accordance with Section 4.3 is less than Target Working Capital, in which case the “Working Capital Variance from Target” shall be a negative number, or (ii) the amount, if any, by which Estimated Working Capital as of the close of business on the day prior to the Closing Date, as determined in accordance with Section 4.3 is greater than Target Working Capital, in which case the “Working Capital Variance from Target” shall be a positive number.

“Written Objection” has the meaning set forth in Section 4.2(g).

“$” means U.S. dollars, the legal currency of the United States.

13

Article II
REDOMESTICATION MERGER

2.1 Redomestication Merger. Concurrently with the Acquisition Merger, at the Redomestication Merger Effective Time, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the Cayman Companies Act and the DGCL, respectively, Parent shall be merged with and into Purchaser, the separate corporate existence of Parent shall cease and Purchaser shall continue as the surviving company. Purchaser as the surviving company after Redomestication Merger is hereinafter sometimes referred to as the “Redomestication Merger Surviving Corporation”.

2.2 Redomestication Merger Effective Time. Parent and Purchaser shall cause the Redomestication Merger to be consummated by filing a certificate of merger (the “Redomestication Merger Certificate”) with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the DGCL, and the filing of the Plan of Merger (the “Redomestication Plan of Merger”) (and other documents required by the Cayman Companies Act) with the Registrar of Companies of the Cayman Islands (the “Registrar”), in accordance with the relevant provisions of the Cayman Companies Act. The effective time of Redomestication Merger shall be the time that the Redomestication Plan of Merger is duly registered by the Registrar, or such later time as specified in the Redomestication Plan of Merger, being the “Redomestication Merger Effective Time”.

2.3 Effect of Redomestication Merger. At the Redomestication Merger Effective Time, the effect of Redomestication Merger shall be as provided in this Agreement, the Redomestication Merger Certificate, the Redomestication Plan of Merger and the applicable provisions of the DGCL and the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Redomestication Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Parent and Purchaser prior to the Redomestication Merger Effective Time shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Redomestication Merger Surviving Corporation, which shall include the assumption by the Redomestication Merger Surviving Corporation of any and all agreements, covenants, duties and obligations of Parent set forth in this Agreement to be performed after the Closing, and all securities of the Redomestication Merger Surviving Corporation issued and outstanding as a result of the conversion under Section 2.6 hereof shall be listed on the public trading market on which the Parent Common Stock were trading prior to Redomestication Merger.

2.4 Charter Documents. At the Redomestication Merger Effective Time, the Certificate of Incorporation and Bylaws of Parent, as in effect immediately prior to the Redomestication Merger Effective Time, shall cease and the Memorandum and Articles of Association of the Purchaser in their present form shall be the Memorandum and Articles of Association of the Redomestication Merger Surviving Corporation.

2.5 Directors and Officers of the Redomestication Merger Surviving Corporation. As of the Redomestication Merger Effective Time, the board of directors of Parent shall be the board of directors of the Redomestication Merger Surviving Corporation.

14

2.6 Effect on Issued Securities of Parent.

(a) Conversion of Parent Common Stock. At the Redomestication Merger Effective Time, each issued and outstanding share of Parent Common Stock (other than those described in Section 2.6(c) below) shall be converted automatically into one Purchaser Ordinary Share. At the Redomestication Merger Effective Time, all shares of Parent Common Stock shall cease to be issued and shall automatically be canceled and retired and shall cease to exist. The holders of issued and outstanding shares of Parent Common Stock immediately prior to the Redomestication Merger Effective Time, as evidenced by the stockholder register of Parent (the “Stockholder Register”), shall cease to have any rights with respect to such shares of Parent Common Stock, except as provided herein or by Law. Each certificate (if any) previously evidencing shares of Parent Common Stock shall be exchanged for the same number of Purchaser Ordinary Shares upon the surrender of such certificate in accordance with Section 2.8 and as evidenced by entries on the register of members of Purchaser. Each holder of Parent Common Stock listed on the Stockholder Register shall thereafter have the right to receive the same number of Purchaser Ordinary Shares only.

(b) Conversion of Parent Warrants and Parent Units. At the Redomestication Merger Effective Time, (i) all Parent Warrants shall be converted into Redomestication Merger Surviving Corporation Warrants and (ii) all Parent Units shall be converted into Redomestication Merger Surviving Corporation Units. At the Redomestication Merger Effective Time, each Parent Warrant and Parent Unit shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each of the Redomestication Merger Surviving Corporation Warrants and Redomestication Merger Surviving Corporation Units shall have, and be subject to, the same terms and conditions set forth in the applicable agreements governing the Parent Warrants and Parent Units, respectively, that are outstanding immediately prior to the Redomestication Merger Effective Time. At or prior to the Redomestication Merger Effective Time, Purchaser shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Redomestication Merger Surviving Corporation Warrants remain outstanding, a sufficient number of shares of Redomestication Merger Surviving Corporation Ordinary Shares for delivery upon the exercise of the Redomestication Merger Surviving Corporation Warrants and the Redomestication Merger Surviving Corporation Units after the Redomestication Merger Effective Time.

(c) Cancellation of Parent Common Stock Owned by Parent. At the Redomestication Merger Effective Time, if there are any shares of Parent Common Stock that are owned by Parent as treasury shares or any shares of Parent Common Stock owned by any direct or indirect wholly owned subsidiary of Parent immediately prior to the Redomestication Merger Effective Time, such shares shall be canceled and extinguished without any conversion thereof or payment therefor.

(d) Transfers of Ownership. If any certificate for Purchaser Units or Purchaser Warrants are to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Purchaser or any agent designated by it any transfer or other Taxes required by reason of the issuance of Purchaser Units or Purchaser Warrants in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Purchaser or any agent designated by it that such Tax has been paid or is not payable.

15

(e) No Liability. Notwithstanding anything to the contrary in this Section 2.6, none of the Redomestication Merger Surviving Corporation, Parent, Purchaser or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f) Fractional Shares. No fractional Purchaser Ordinary Shares will be issued pursuant to the Redomestication Merger and each holder of Parent Securities who would otherwise be entitled to a fraction of a Purchaser Ordinary Share at any time that Purchaser Ordinary Shares are distributed to any such Person pursuant to this Agreement (after aggregating all fractional shares that otherwise would be received by such holder in connection with such distribution) shall receive from Purchaser, in lieu of such fractional share, one (1) Purchaser Ordinary Share.

2.7 Surrender of Parent Securities. All securities issued upon the surrender of Parent Securities in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of the Parent Securities shall also apply to the Purchaser Securities so issued in exchange.

2.8 Lost Stolen or Destroyed Certificates. In the event any certificates shall have been lost, stolen or destroyed, Purchaser shall issue in exchange for such lost, stolen or destroyed certificates or securities, as the case may be, upon the making of an affidavit of that fact by the holder thereof, such securities, as may be required pursuant to Section 2.6; provided, however, that the Redomestication Merger Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Redomestication Merger Surviving Corporation with respect to the certificates alleged to have been lost, stolen or destroyed.

2.9 Section 368 Reorganization. For U.S. federal income tax purposes (and for purposes of any applicable state or local income Tax Law that follows the US. federal income tax treatment of the Redomestication Merger), each of the parties intends that the Redomestication Merger will constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code to which each of Parent and the Purchaser is a party under Section 368(b) of the Code (the “Redomestication Intended Tax Treatment”). Parent and Purchaser hereby (a) adopt, and the Company acknowledges, this Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury Regulations, (b) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury Regulations, and (c) agree to file all Tax and other informational returns on a basis consistent with the Redomestication Intended Tax Treatment. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of Redomestication Merger for the Redomestication Intended Tax Treatment or as to the effect, if any, that any transaction consummated on, after or prior to the Redomestication Merger Effective Time has or may have on any such reorganization status. Each of the parties acknowledges and agrees that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Redomestication Merger is determined not to qualify for the Redomestication Intended Tax Treatment.

16

2.10 Taking of Necessary Action; Further Action. If, at any time after the Redomestication Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Redomestication Merger Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Parent and Purchaser, the officers and directors of Parent and Purchaser are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

Article III
ACQUISITION MERGER

3.1 Acquisition Merger. In connection with the Redomestication Merger and upon and subject to the terms and conditions set forth in this Agreement, on the Closing Date and in accordance with the applicable provisions of the Cayman Companies Act, Merger Sub shall be merged with and into the Company. Following the Acquisition Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving company in the Acquisition Merger (the “Surviving Corporation”) under the Cayman Companies Act and become a wholly owned subsidiary of Purchaser.

3.2 Closing; Effective Time. Unless this Agreement is earlier terminated in accordance with Article XII, the closing of the Acquisition Merger (the “Closing”) shall take place immediately after the Redomestication Merger at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York on a date no later than three (3) Business Days after the satisfaction or waiver of all the conditions set forth in Article X that are required to be satisfied prior to the Closing Date, or at such other place and time as the Company and the Parent Parties may mutually agree upon. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. At the Closing, the parties hereto shall execute a plan of merger (the “Plan of Merger”) in form and substance acceptable to the Parent Parties and the Company, and the parties hereto shall cause the Acquisition Merger to be consummated by filing the Plan of Merger and any other documents required by the Cayman Companies Act with the Registrar in accordance with the provisions of the Cayman Companies Act. The Acquisition Merger shall become effective at the time when the Plan of Merger is accepted by the Registrar in accordance with the Cayman Companies Act (the “Effective Time”).

3.3 Effect of the Acquisition Merger. At the Effective Time, the effect of the Acquisition Merger shall be as provided in this Agreement, the Plan of Merger and the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub set forth in this Agreement to be performed after the Effective Time.

17

3.4 Board of Directors. Immediately after the Closing, the Surviving Corporation’s board of directors shall consist of six (6) directors. Parent shall designate, or cause to be designated, one (1) director, who shall be deemed independent in accordance with Nasdaq requirements and the Company shall designate, or cause to be designated, five (5) of the directors, three (3) of which shall be deemed independent in accordance with Nasdaq requirements.

3.5 Memorandum and Articles of Association of the Surviving Corporation. At the Effective Time, and without any further action on the part of the Company or Merger Sub, the Memorandum and Articles of Association of the Company shall become the Memorandum and Articles of Association of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by law.

3.6 Transfers of Ownership. If any Purchaser Ordinary Shares are to be issued in a name other than that in which the Company Ordinary Shares surrendered in exchange therefor were registered on its register of members, it will be a condition of the issuance thereof that the person requesting such exchange shall make such request in writing, provide any necessary transfer forms or information and pay to Purchaser or any agent designated by it any transfer or other Taxes required by reason of the issuance of securities of Purchaser in any name other than that of the surrendering registered holder of the Company securities.

3.7 Company Register of Members. At the Effective Time, the register of members of the Company shall be closed and thereafter there shall be no further registration of transfers of Company Ordinary Shares on the records of the Company.

3.8 Rights Not Transferable. The rights of the Shareholders as of immediately prior to the Effective Time are personal to each such Shareholder and shall not be assignable or otherwise transferable for any reason (except (a) by operation of Law or (b) in the case of a natural Person, by will or the Laws of descent and distribution). Any attempted transfer of such right by any Shareholder (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

3.9 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of Merger Sub and the Company, the officers and directors of Merger Sub and the Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

18

3.10 Section 368 Reorganization. For U.S. federal income tax purposes (and for purposes of any applicable state or local income Tax Law that follows the US. federal income tax treatment of the Merger), each of the parties intends that the Acquisition Merger will constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code to which each of Purchaser, Merger Sub and the Company is a party under Section 368(b) of the Code (the “Acquisition Intended Tax Treatment”). The parties to this Agreement hereby (a) adopt this Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury Regulations, (b) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury Regulations, and (c) agree to file all Tax and other informational returns on a basis consistent with the Acquisition Intended Tax Treatment. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no Party is making any representation or warranty as to the qualification of the Acquisition Merger for the Acquisition Intended Tax Treatment. Each of the parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Acquisition Merger is determined not to qualify for the Acquisition Intended Tax Treatment.

Article IV

CONSIDERATION

4.1 Merger Consideration. As consideration for the Acquisition Merger, the Company Shareholders collectively, shall be entitled to receive from the Purchaser, in the aggregate, a number of Purchaser Ordinary Shares with an aggregate value equal to (the “Merger Consideration”) (a) Seventy Five Million U.S. Dollars ($75,000,000), minus (b) the amount of Closing Net Debt, minus (c) the amount of any unpaid Transaction Expenses, plus or minus (d) the Working Capital Variance from Target, with each Company Shareholder receiving for each Company Ordinary Share held by such Shareholder (other than any Excluded Shares) a number of Purchaser Ordinary Shares equal to (i) the Per Share Merger Consideration Amount divided by (ii) $10.00 (the “Per Share Merger Consideration”); provided, that the Merger Consideration is subject to adjustment in accordance with Section 4.3. At the Closing, the Per Share Merger Consideration Amount payable to the Company Shareholders shall be reduced by the Holdback Amount for purposes of calculating the Per Share Merger Consideration and following the final determination of the Merger Consideration in accordance with Section 4.3(b), each Company Shareholder shall receive its Pro Rata Share of any Purchaser Ordinary Shares issued by Purchaser in respect of any Adjustment Amount in accordance with Section 4.3(c).

4.2 Conversion of Shares.

(a) Conversion of Company Ordinary Shares. At the Effective Time, by virtue of the Acquisition Merger and without any action on the part of Parent, Purchaser, Merger Sub, the Company or the Shareholders, each Company Ordinary Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) shall be canceled and automatically converted into the right to receive a number of Purchaser Ordinary Shares equal to the Per Share Merger Consideration (as it may be adjusted after the Closing pursuant to Section 4.3). For avoidance of any doubt, each Shareholder will cease to have any rights with respect to its Company Ordinary Shares, except the right to receive the Per Share Merger Consideration.

(b) Share Capital of Merger Sub. Each share of Merger Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Acquisition Merger and without further action on the part of the sole shareholder of Merger Sub, be converted into and become one ordinary share of the Surviving Corporation (and such share of the Surviving Corporation into which the one Merger Sub Ordinary Share is so converted shall be the only share of the Surviving Corporation that is issued and outstanding immediately after the Effective Time).

19

(c) Treatment of Certain Company Shares. At the Effective Time, all Company Ordinary Shares that are owned by the Company (as treasury shares or otherwise) or any of its direct or indirect Subsidiaries as of immediately prior to the Effective Time (collectively, the “Excluded Shares”) shall be automatically canceled and extinguished without any conversion or consideration delivered in exchange thereof.

(d) No Liability. Notwithstanding anything to the contrary in this Section 4.1, none of Surviving Corporation or any party hereto shall be liable to any Person for any amount properly paid to a Governmental Authority pursuant to any applicable abandoned property, escheat or similar law.

(e) Surrender of Company Ordinary Shares. All securities issued upon the surrender of Company Ordinary Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of such Company Ordinary Shares shall also apply to the Merger Consideration Shares so issued in exchange.

(f) Adjustments in Certain Circumstances. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding securities of the Company, Parent or the Purchaser shall occur (other than the issuance of additional shares of the Company or Parent or Purchaser as permitted by this Agreement), including by reason of any reclassification, recapitalization, share split (including a reverse share split), or combination, exchange, readjustment of shares, or similar transaction, or any share dividend or distribution paid in shares, then the Merger Consideration Shares and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit Parent, Purchaser, Merger Sub or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(g) Dissenter’s Right. If any Company Shareholder gives to the Company, before the Company Shareholder Approval is obtained, written objection to the Acquisition Merger (each, a “Written Objection”) in accordance with Section 238(2) and 238(3) of the Cayman Companies Act: (i) the Company shall, following receipt of the Company Shareholder Approval, in accordance with Section 238(4) of the Cayman Companies Act, promptly give written notice of the authorization of the Acquisition Merger (the “Authorization Notice”) to each such Company Shareholder who has made a Written Objection; and (ii) unless the Company and the Purchaser elect by agreement in writing to waive this Section 4.2(g), no party shall be obligated to commence the Closing, and the Plan of Merger shall not be filed with the Registrar of Companies of the Cayman Islands until at least twenty (20) days shall have elapsed since the date on which the Authorization Notice is given (being the period allowed for written notice of an election to dissent under Section 238(5) of the Cayman Companies Act, as referred to in Section 239(1) of the Cayman Companies Act), but in any event subject to the satisfaction or waiver of all of the conditions set forth in this section.

20

4.3 Adjustments to Merger Consideration.

(a) Preliminary Merger Consideration Estimates and Adjustment. At least three (3) Business Days prior to the Closing Date, the Company shall deliver to the Parent Parties a statement certified by the Company’s chief executive officer (the “Estimated Closing Statement”) setting forth a good faith calculation of the Company’s estimate of (i) Working Capital as of the close of business on the day prior to the Closing Date, including in reasonable detail, the components thereof (the “Estimated Working Capital”), (ii) Closing Net Debt as of the close of business on the day prior to the Closing Date, and (iii) Transaction Expenses as of immediately prior to the Closing, and the resulting Merger Consideration and Per Share Merger Consideration Amount based on such estimates, in reasonable detail including for each component thereof, along with the amount owed to each creditor of the Company or any of its Subsidiaries, and bank statements and other evidence reasonably necessary to confirm such calculations. Promptly after delivery of the Estimated Closing Statement to the Parent Parties, if requested by a Parent Party, the Company will meet with the Parent Parties to review and discuss the Estimated Closing Statement and the Company will consider in good faith the Parent Parties’ comments to the Estimated Closing Statement and make any appropriate adjustments to the Estimated Closing Statement prior to the Closing, which adjusted Estimated Closing Statement, as mutually approved by the Company and Parent both acting reasonably and in good faith, shall thereafter become the Estimated Closing Statement for all purposes of this Agreement. The Estimated Closing Statement and the determinations contained therein shall be prepared in accordance with the Accounting Principles and otherwise in accordance with this Agreement.

(b) Post-Closing Adjustment of the Merger Consideration.

(i) Within ninety (90) days following the Closing Date, the Chief Financial Officer of the Surviving Corporation shall prepare and deliver to the Shareholder Representative and the Purchaser Representative a statement (the “Closing Statement”) setting forth good faith calculations of: (A) Working Capital as of the close of business on the day prior to the Closing Date, including in reasonable detail, the components thereof, (B) Closing Net Debt as of the close of business on the day prior to the Closing Date, and (C) Transaction Expenses as of immediately prior to the Closing, and the resulting Merger Consideration and Per Share Merger Consideration Amount based on such calculations using the formula set forth in Section 4.1. The Closing Statement and the determinations contained therein including the resulting Merger Consideration and Merger Consideration Shares shall be prepared in accordance with the Accounting Principles and otherwise in accordance with this Agreement.

21

(ii) After delivery of the Closing Statement, each of the Shareholder Representative and the Purchaser Representative, and their respective representatives on their behalves, shall be permitted reasonable access to the books, records, working papers, files, facilities and personnel of the Company and its Subsidiaries relating to the preparation of the Closing Statement. The Shareholder Representative and the Purchaser Representative, and their respective representatives on their behalves, may make inquiries of the Chief Financial Officer and related Purchaser and Company personnel and advisors regarding questions concerning or disagreements with the Closing Statement arising in the course of their review thereof, and Purchaser and the Company shall provide reasonable cooperation in connection therewith. If either the Shareholder Representative or the Purchaser Representative (each, a “Representative Party”) has any objections to the Closing Statement, such Representative Party shall deliver to the Chief Financial Officer and the other Representative Party a statement setting forth its objections thereto (in reasonable detail) (an “Objection Statement”). If an Objection Statement is not delivered by a Representative Party within thirty (30) days following the date of delivery of the Closing Statement, then such Representative Party will have waived its right to contest the Closing Statement, all determinations and calculations set forth therein, and the resulting Merger Consideration set forth therein. If an Objection Statement is delivered within such thirty (30) day period, then the Shareholder Representative and the Purchaser Representative shall negotiate in good faith to resolve any such objections for a period of twenty (20) days thereafter. If the Representative Parties do not reach a final resolution within such twenty (20) day period, then upon the written request of either Representative Party (the date of receipt of such notice by the other Party, the “Independent Expert Notice Date”), the Representative Parties will refer the dispute to the Independent Expert for final resolution of the dispute in accordance with Section 4.3(b)(iii). For purposes hereof, the “Independent Expert” shall mean a mutually acceptable independent (i.e., no prior material business relationship with any party for the prior two (2) years) international accounting firm with experience with the IFRS appointed by the Shareholder Representative and Purchaser Representative, which appointment will be made no later than ten (10) days after the Independent Expert Notice Date; provided, that if the Independent Expert does not accept its appointment or if the Representative Parties cannot agree on the Independent Expert, in either case within twenty (20) days after the Independent Expert Notice Date, either Representative Party may require, by written notice to the other Representative Party, that the Independent Expert be selected by the New York City Regional Office of the AAA in accordance with the AAA’s procedures and the requirements of this Section 4.3(b)(ii). The parties agree that the Independent Expert will be deemed to be independent even though a Party or its Affiliates may, in the future, designate the Independent Expert to resolve disputes of the types described in this Section 4.3. The Parties acknowledge that any information provided pursuant to this Section 4.3 will be subject to the confidentiality obligations of Section 7.9.

(iii) If a dispute with respect to the Closing Statement is submitted in accordance with Section 4.3(b)(ii) to the Independent Expert for final resolution, the Parties will follow the procedures set forth in this Section 4.3(b)(iii). Each of the Shareholder Representative and the Purchaser Representative agrees to execute, if requested by the Independent Expert, a reasonable engagement letter with respect to the determination to be made by the Independent Expert. All fees and expenses of the Independent Expert will be borne by the Surviving Corporation. The Independent Expert will determine only those issues still in dispute as of the Independent Expert Notice Date and the Independent Expert’s determination will be based solely upon and consistent with the terms and conditions of this Agreement. The determination by the Independent Expert will be based solely on presentations with respect to such disputed items by the Purchaser Representative and the Shareholder Representative to the Independent Expert and not on the Independent Expert’s independent review; provided, that such presentations will be deemed to include any work papers, records, accounts or similar materials delivered to the Independent Expert by a Representative Party in connection with such presentations and any materials delivered to the Independent Expert in response to requests by the Independent Expert. Each of the Shareholder Representative and the Purchaser Representative will use their reasonable efforts to make their respective presentations as promptly as practicable following submission to the Independent Expert of the disputed items, and each such Representative Party will be entitled, as part of its presentation, to respond to the presentation of the other Representative Party and any questions and requests of the Independent Expert. In deciding any matter, the Independent Expert will be bound by the provisions of this Agreement, including this Section 4.3. It is the intent of the parties hereto that the activities of the Independent Expert in connection herewith are not (and should not be considered to be or treated as) an arbitration proceeding or similar arbitral process and that no formal arbitration rules should be followed (including rules with respect to procedures and discovery). The Shareholder Representative and the Purchaser Representative will request that the Independent Expert’s determination be made within forty-five (45) days after its engagement, or as soon thereafter as possible, will be set forth in a written statement delivered to the Purchaser Representative and the Shareholder Representative. Such determination will be final, conclusive, non-appealable and binding on the Parties for all purposes hereunder (other than for fraud or manifest error).

22

(c) Post-Closing Payment of the Merger Consideration.

For purposes hereof, the term “Adjustment Amount” shall mean the Merger Consideration as finally determined in accordance with this Section 4.3, less the Merger Consideration that was calculated at the Closing in accordance with Section 4.1 pursuant to the Estimated Closing Statement (for the avoidance of doubt, inclusive of the Holdback Amount).

(i) If the Adjustment Amount is zero, then within ten (10) Business Days after such final determination of the Merger Consideration, the Purchaser shall issue to the persons that were Company Shareholders immediately prior to the Closing an additional number of shares of Purchaser Ordinary Shares equal to (A) the Holdback Amount, divided by (B) ten dollars ($10.00), with each Company Shareholder receiving such additional Purchaser Ordinary Shares in accordance with its Pro Rata Share. Such additional Purchaser Ordinary Shares shall be considered additional Merger Consideration Shares under this Agreement.

(ii) If the Adjustment Amount is a positive number, then within ten (10) Business Days after such final determination of the Merger Consideration, the Purchaser shall issue to the persons that were Company Shareholders immediately prior to the Closing an additional number of shares of Purchaser Ordinary Shares equal to (A) the sum of (1) the Holdback Amount plus (2) the Adjustment Amount, divided by (B) ten dollars ($10.00), with each Company Shareholder receiving such additional Purchaser Ordinary Shares in accordance with its Pro Rata Share, up to a maximum number of Purchaser Ordinary Shares equal to the two times the value of the Holdback Amount. Such additional Purchaser Ordinary Shares shall be considered additional Merger Consideration Shares under this Agreement.

(iii) If the Adjustment Amount is a negative number, then within ten (10) Business Days after such final determination of the Merger Consideration, the Purchaser shall issue to the persons that were Company Shareholders immediately prior to the Closing an additional number of shares of Purchaser Ordinary Shares equal to (A)(1) the Holdback Amount less (2) the absolute value of the Adjustment Amount, divided by (B) ten dollars ($10.00), with each Company Shareholder receiving such additional Purchaser Ordinary Shares in accordance with its Pro Rata Share. The Holdback Amount shall be the sole source of recovery for any payments by the Company Shareholders under this Section 4.3(c)(iii). For the avoidance of doubt, if the absolute value of the Adjustment Amount shall be equal to or exceed the Holdback Amount, the Company Shareholders shall not receive any additional Purchaser Ordinary Shares under this Section 4.3.

23

4.4 Consideration Spreadsheet.

(a) Simultaneously with the execution of this Agreement, the Company has delivered to the Parent Parties a Consideration Spreadsheet (the “Consideration Spreadsheet”), prepared by the Company in good faith and detailing the following, in each case, as of immediately prior to the Effective Time, based, when relevant, on assumptions reasonably acceptable to the Parent Parties which are described in detail in the Consideration Spreadsheet:

(i)	the name and address of record of each Company Shareholder and the number and class, type or series of Company Ordinary Shares held by each;

(ii)	the number of Company Ordinary Shares that will be issued and outstanding immediately prior to the Effective Time; and

(iii)	detailed calculations of each of the following (in each case, determined without regard to withholding):

(A)	the Per Share Merger Consideration Amount;

(B)	the Per Share Merger Consideration;

(C)	the Merger Consideration Shares to be issued at Closing;

(D)	for each Company Shareholder, its Pro Rata Share of the Merger Consideration Shares;

(E)	any explanatory or supporting information, including calculations, as Parent may reasonably request.

(b) At least three (3) Business Days prior to the Closing Date, the Company shall prepare and deliver to the Parent Parties an updated Closing Consideration Spreadsheet as of immediately prior to the Effective Time.

(c) The contents of the Consideration Spreadsheet delivered by the Company hereunder shall be subject to reasonable review and comment by the Parent Parties, but the Company shall, in all events, remain solely responsible for the contents of each updated Consideration Spreadsheet. Under no circumstances shall any Parent Party be responsible for the calculations or the determinations regarding such calculations in any Consideration Spreadsheet so long as such calculations were not made by the Parent Parties and the parties agree that the Parent Parties shall be entitled to rely on the most recently delivered Consideration Spreadsheet in making payments under this Article IV.

(d) Nothing contained in this Section 4.4 or in the Closing Consideration Spreadsheet shall be construed or deemed to: (i) modify the Company’s obligations to obtain Parent’s prior consent to the issuance of any securities pursuant to Section 7.1(a)(xix); or (ii) alter or amend the definition of Per Share Merger Consideration Amount, Per Share Merger Consideration, Merger Consideration, or Merger Consideration Shares.

24

4.5 Withholding. Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under the Code, or under any provision of state, local or non-U.S. Tax Law. To the extent that amounts are so deducted, withheld and timely paid over to the appropriate Taxing Authority in accordance with applicable Law, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Purchaser shall use reasonable best efforts to provide a schedule of any anticipated withholdings and the reasons therefor at least five (5) Business Days prior to any such proposed withholding.

Article V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure letter (the “Disclosure Letter”) and its schedules delivered by the Company to the Parent Parties simultaneously with the execution of this Agreement, the Company hereby represents and warrants to the Parent Parties that each of the following representations and warranties is true, correct and complete as of the date of this Agreement and shall be as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date). The parties hereto agree that any reference to numbered and lettered sections and subsections of this Article V shall only refer to the section or subsection being referenced. For the avoidance of doubt, unless the context otherwise required, the below representations and warranties relate to the Company on a consolidated basis with its Subsidiaries.

5.1 Corporate Existence and Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands, and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed. The Company and each of its Subsidiaries has all requisite corporate power and authority necessary and required to own and operate its properties and assets and to carry on the Business as presently conducted. The Company and each of its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not be material to the Company and its Subsidiaries, taken as a whole. Schedule 5.1 lists all jurisdictions in which the Company and each of its Subsidiaries is incorporated and therefore qualified to conduct business as a foreign corporation or other entity. Copies of the Organizational Documents of the Company and each Subsidiary have heretofore been made available to the Parent Parties, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. Neither the Company nor any Subsidiary has taken any action in violation or derogation of its Organizational Documents.

25

5.2 Authorization.

(a) The Company has all requisite power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby, in the case of the Acquisition Merger, subject to receipt of the Company Shareholder Approval. The execution and delivery by the Company of this Agreement and the Additional Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Additional Agreements to which it is a party or to consummate the transactions contemplated by this Agreement or the Additional Agreements. This Agreement and the Additional Agreements to which the Company is a party have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, this Agreement and the Additional Agreements to which the Company is a party constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”).

(b) By resolutions duly adopted (and not thereafter modified or rescinded) by the requisite vote of the Board of Directors of the Company, the Board of Directors of the Company has (i) approved the execution, delivery and performance by the Company of this Agreement, the Additional Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, including the Acquisition Merger, on the terms and subject to the conditions set forth herein and therein; (ii) determined that this Agreement, the Additional Agreements to which it is a party, and the transactions contemplated hereby and thereby, upon the terms and subject to the conditions set forth herein, are advisable and fair to and in the best interests of the Company; (iii) directed that this Agreement be submitted to the Shareholders for consideration and approval and recommended that all of the Shareholders approve this Agreement. The affirmative vote of Persons holding more than two-thirds (2/3) (on an as- converted basis) of the voting power of the Shareholders who are entitled to vote in person or by proxy at such meeting and voting thereon by way of special resolution is required to, and shall be sufficient to, approve the Acquisition Merger (together, the “Company Shareholder Approval”). The Company Shareholder Approval is the only vote or consent of any of the holders of Company Ordinary Shares necessary to adopt this Agreement and approve the Acquisition Merger and the consummation of the other transactions contemplated hereby.

5.3 Governmental Authorization. Neither the execution, delivery nor performance by the Company of this Agreement or any Additional Agreements to which the Company is or will be a party, or the consummation of the transactions contemplated hereby or thereby, requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Governmental Authority other than the filing of the Plan of Merger and other related documents required by the Cayman Companies Act, except for SEC or Nasdaq approval required to consummate the transactions contemplated hereunder.

26

5.4 Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreements to which the Company is or will be a party or the consummation by the Company of the transactions contemplated hereby and thereby does or will (a) contravene or conflict with the Organizational Documents of the Company or any of its Subsidiaries, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company or any of its Subsidiaries or to any of their respective properties, rights, or assets, (c) except as set forth on Schedule 5.4, (i) require consent, approval or waiver under, (ii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) (iii) violate, (iv) give rise to any right of termination, cancellation, amendment, payment obligation, or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any material benefit relating to the Business to which the Company or any Subsidiary is entitled, in the case of (i) – (iv), under any provision of any Permit, Contract or other instrument or obligations binding upon the Company or any of its Subsidiaries or by which any of the Company Ordinary Shares or any of the assets of the Company or its Subsidiaries is or may be bound, (d) result in the creation or imposition of any Lien on any of the Company Ordinary Shares or on any of the Company’s properties, rights or assets, in the cases of (c) and (d), other than as would not be reasonably expected to, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole.

5.5 Capitalization.

(a) There are 50,000,000 Company Ordinary Shares authorized, of which 10,000 are issued and outstanding as of the date hereof. All of the issued and outstanding Company Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with all applicable Laws (including any applicable securities laws) and in compliance with the Organizational Documents of the Company. No Company Ordinary Shares are subject to or were issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right of any Person (including under any Law, the Organizational Documents of the Company or any Contract to which the Company is a party or by which the Company or any of its properties, rights or assets are bound). As of the date hereof, all of the issued and outstanding Company Ordinary Shares are owned legally and beneficially by the Persons set forth on Schedule 5.5(a). The only Company Ordinary Shares that will be issued and outstanding immediately after the Closing will be the Company Ordinary Shares owned by Purchaser. Except for the Company Ordinary Shares, no other class in the share capital of the Company or other voting security is authorized, issued or outstanding or reserved for issuance or outstanding.

(b) There are no: (i) outstanding subscriptions, warrants, options, agreements, convertible securities, performance units or other calls, commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any Company Ordinary Shares or other securities, (ii) outstanding obligations of the Company to repurchase, redeem or otherwise acquire outstanding Company Ordinary Shares, capital stock of the Company or any securities convertible into or exchangeable for Company Ordinary Shares or any shares of capital stock of the Company, (iii) treasury shares of capital stock of the Company, (iv) bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, are issued or outstanding, (v) preemptive or similar rights to purchase or otherwise acquire shares or other securities of the Company (including pursuant to any provision of Law, the Organizational Documents of the Company or any Contract to which the Company is a party), or (vi) Liens (including any right of first refusal, right of first offer, proxy, voting trust, voting agreement or similar arrangement) with respect to the sale or voting of shares or securities of the Company (whether outstanding or issuable). There are no issued, outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements with respect to any of the Company Ordinary Shares, including any voting trust, other voting agreement or proxy with respect thereto or any disputes, controversies, demands or claims as to any Company Ordinary Shares.

27

5.6 Subsidiaries. Schedule 5.6 sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary, its jurisdiction of organization, its authorized shares or other equity interests (if applicable), and the number of issued and outstanding shares or other equity interests and the record holders thereof. (a) All of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, duly registered, fully paid and non-assessable (if applicable), were offered, sold and delivered in compliance with all applicable securities Laws and such Subsidiary’s Organizational Documents in force at the relevant time, and are owned by the Company or one of its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents); (b) there are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the shares or other equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary; (c) there are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any shares or other equity interests or convertible equity interests in or of any Subsidiary of the Company; (d) there are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company; (e) no Subsidiary of the Company has any limitation on its ability to make any distributions or dividends to its equity holders, whether by Contract, Order or applicable Law; (f) the Company and its Subsidiaries do not own or have any rights to acquire, directly or indirectly, any shares or other equity interests of, or otherwise Control, any Person; (g) none of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement, (h) there are no outstanding contractual obligations of the Company or its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person, and (i) none of the Company or its Subsidiaries owns, directly or indirectly, any other interest or participation that confers on the Company or any Subsidiary of the Company the right to receive (i) a share of the profits and losses of, or distributions of assets of, any other Person or (ii) any economic benefit or right similar to, or derived from, the economic benefits and rights occurring to holders of capital stock of any other Person.

5.7 Corporate Records. All proceedings of the Company’s and each Subsidiary’s board of directors, including committees thereof, and all consents to actions taken thereby, are and have been maintained in the ordinary course consistent with past practice. The register of members or the equivalent documents of the Company and of each Subsidiary are complete and accurate. The register of members or the equivalent documents and minute book records of the Company and of each Subsidiary relating to all issuances and transfers of stock or shares by the Company and each such Subsidiary, and all proceedings of the board of directors, including committees thereof, and shareholders of the Company and each Subsidiary, have been made available to the Parent Parties, and are true, correct and complete copies of the original register of members or the equivalent documents and minute book records of the Company.

28

5.8 Assumed Names. Schedule 5.8 is a complete and correct list of all assumed or “doing business as” names currently or previously used by the Company or any of its Subsidiaries, including names on any websites. None of the Company or any Subsidiary has used any assumed or “doing business as” name other than the names listed on Schedule 5.8 to conduct the Business.

5.9 Consents. The Contracts listed on Schedule 5.9 are the only Contracts binding upon the Company or any of its Subsidiaries, or by which any of the Company Ordinary Shares, or any of the assets of the Company or its Subsidiaries are bound, that require a consent, approval, waiver, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”).

5.10 Financial Statements.

(a) The Company has delivered to the Parent Parties (i) the audited consolidated balance sheets of the Company, and the related statements of operations, changes in stockholders’ equity and cash flows, for the fiscal years ended December 31, 2021 and December 31, 2020, including the notes thereto (collectively, the “Annual Financial Statements”), and (b) the unaudited consolidated balance sheet of the Company as of September 30, 2022 and the related statements of operations, changes in stockholders’ equity and cash flows for the nine (9)-month period ended September 30, 2022 (the “Unaudited Financial Statements” and, together with the Annual Financial Statements, the “Company Financial Statements”). The Company Financial Statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) applied on a consistent basis and have been audited in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) for public companies. The Company Financial Statements fairly present, in all material respects, the consolidated financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein. The Company Financial Statements were prepared from the Books and Records of the Company and its Subsidiaries in all material respects. Since September 30, 2022 (the “Balance Sheet Date”), except as required by applicable Law or IFRS, there has been no change in any accounting principle, procedure or practice followed by the Company or in the method of applying any such principle, procedure or practice.

(b) Except (i) as specifically disclosed, reflected or fully reserved against on the Company Financial Statements; (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date that are not material; (iii) for liabilities that are executory obligations arising under Contracts to which the Company or any Subsidiary is a party (none of which, with respect to the liabilities described in clause (ii) and this clause (iii) results from, arises out of, or relates to any breach or violation of, or default under, a Contract or applicable Law); and (iv) for expenses incurred in connection with the negotiation, execution and performance of this Agreement, any Additional Agreement or any of the transactions contemplated hereby or thereby; none of the Company or its Subsidiaries have any material liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise).

(c) Except as set forth on Schedule 5.10(c), the Company and its Subsidiaries do not have any Indebtedness.

29

5.11 Books and Records. Internal Accounting Controls.

(a) The Books and Records of the Company and each of its Subsidiaries accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by the Company and each Subsidiary. The Books and Records of the Company and its Subsidiaries have been maintained, in all material respects, in accordance with reasonable business practices and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

(b) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed only in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS, the Company’s historical practices, and to maintain asset accountability; (iii) all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company, as permitted by IFRS; (iv) access to assets is permitted only in accordance with management’s general or specific authorization; and (v) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5.12 Absence of Certain Changes. Since January 1, 2022, except as contemplated by this Agreement, any Additional Agreements or in connection with the transactions contemplated hereby and thereby, (a) the Company and its Subsidiaries have conducted the Business in the ordinary course consistent with past practice; (b) there has not been any Material Adverse Effect; (c) neither the Company nor any Subsidiary of the Company has taken any action that, if taken after the date of this Agreement and prior to the consummation of the Acquisition Merger, would require the consent of Parent pursuant to Section 7.1 where Parent has not given such consent.

5.13 Properties; Title to the Company’s Assets.

(a) All items of Tangible Personal Property have no material defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted), have been properly maintained and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto. All of the Tangible Personal Property is located at the offices of the Company or one of its Subsidiaries. The Company or a Subsidiary has good, valid and marketable title in and to, or in the case of the Leases and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use all of the tangible assets reflected on the Financial Statements. No tangible asset of the Company or its Subsidiaries is subject to any Lien other than Permitted Liens. The assets of the Company and its Subsidiaries constitute all of the rights, properties, and assets of any kind or description whatsoever, including goodwill, necessary for the Company and its Subsidiaries to operate the Business immediately after the Closing in substantially the same manner as the Business is currently being conducted.

30

5.14 Litigation. There is no Action pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, any of their respective officers or directors, the Business, any of the Company or its Subsidiaries’ rights, properties or assets or any Contract before any Governmental Authority or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any Additional Agreement. There are no outstanding judgments against the Company or any of its Subsidiaries or any of their respective rights, properties or assets. Neither the Company, its Subsidiaries, nor any of their respective rights, properties or assets is, or has been since January 1, 2016, subject to any Action by any Governmental Authority.

5.15 Contracts.

(a) Schedule 5.15(a) sets forth a true, complete and accurate list, as of the date of this Agreement, of all of the following Contracts, oral or written, as amended to date which are currently in effect and to which the Company or any of its Subsidiaries is a party to or bound (collectively, “Material Contracts”):

(i) all Contracts that require annual payments or expenses by, or annual payments or income to, the Company of $100,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company in excess of $100,000 annually;

(iii) each Contract with any current officer, director, employee or consultant of the Company or any of its Subsidiaries, under which the Company or any of its Subsidiaries (A) has continuing obligations for payment of an annual compensation of at least $100,000, and which is not terminable for any reason or no reason upon reasonable notice without payment of any penalty, severance or other obligation; (B) has severance or post-termination obligations to such Person (other than COBRA obligations); or (C) has an obligation to make a payment upon consummation of the transactions contemplated by this Agreement or any Additional Agreement or as a result of a change of control of the Company;

(iv) all Contracts related to joint ventures, strategic alliances, partnerships, relationships for joint marketing or joint development with another Person;

(v) all Contracts relating to any acquisitions or dispositions of material assets by the Company or its Subsidiaries (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practice);

(vi) all Contracts for licensing agreements, including Contracts licensing Intellectual Property Rights, other than (i) “shrink wrap” licenses, and (ii) non-exclusive licenses granted in the ordinary course of business;

(vii) Contracts (i) under which the Company or any of its Subsidiaries is currently: (A) licensing or otherwise providing the right to use to any third party any Owned Intellectual Property, or (B) licensing or otherwise receiving the right to use from any third party any material Intellectual Property, with the exception of (1) non-exclusive licenses and subscriptions to commercially available software or technology used for internal use by the Company or its Subsidiaries, with a dollar value individually not in excess of $100,000, (2) any Contract related to open source software, or (3) any Contract under which the Company or any Subsidiary licenses any of its Intellectual Property in the Ordinary Course, and (ii) under which the Company or any of its Subsidiaries has entered into an agreement not to assert or sue with respect to any Intellectual Property;

31

(viii) all Contracts limiting the freedom of the Company or any of its Subsidiaries to compete in any line of business or industry, with any Person or in any geographic area;

(ix) all Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other material Intellectual Property Rights of the Company or any of its Subsidiaries;

(x) all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company or any Subsidiary, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations;

(xi) all Contracts with or pertaining to the Company or its Subsidiaries to which any Affiliate of the Company or its Subsidiaries is a party, other than any contracts related to such Affiliate’s status as a Shareholder;

(xii) all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company holds a leasehold interest (including the Leases) and which involve payments to the lessor thereunder in excess of $50,000 per year;

(xiii) all Contracts relating to outstanding Indebtedness, including financial instruments of indenture or security instruments such as notes, mortgages, loans and lines of credit (other than intercompany Indebtedness);

(xiv) any Contract relating to the voting or control of the equity interests of the Company or its Subsidiaries the election of directors of the Company or any of its Subsidiaries (other than the Organizational Documents of the Company or its Subsidiaries);

(xv) all Contracts not cancellable by the Company or its Subsidiaries with no more than sixty (60) days’ notice if the effect of such cancellation would result in monetary penalty to the Company or any of its Subsidiaries in excess of $100,000 per the terms of such Contract;

(xvi) any Contract that can be terminated, or the provisions of which are altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Additional Agreements;

(xvii) all Contracts with a digital asset exchange or over-the-counter trading desk;

(xviii) all IP Contracts, separately identifying all such IP Contracts under which Company is obligated to pay royalties thereunder and all such IP Contracts under which Company is entitled to receive royalties thereunder;

32

(xix) all Contracts relating to power or energy supply in connection with the mining data centers owned or otherwise controlled by the Company or any Subsidiary;

(xx) any Contract with any Governmental Authority;

(xxi) any Contract relating to or in connection with any resolution or settlement of any actual or threatened Action in excess of $200,000;

(xxii) all Contracts under which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated by this Agreement or any Additional Agreement, or the amount or value thereof will be calculated on the basis of, the transactions contemplated by this Agreement or any Additional Agreement;

(xxiii) any Contract relating to any pending merger, equity acquisition or disposition, or any purchase or sale of all or substantially all the assets of any Person;

(xxiv) all collective bargaining agreements or other agreement with a labor union or labor organization; and

(xxv) any other contracts that are material to the Company and its Subsidiaries, taken as a whole.

(b) Each Material Contract is (i) a valid and binding agreement, (ii) in full force and effect and (iii) enforceable by and against the Company or its Subsidiary and each counterparty that is party thereto, subject, in the case of this clause (iii), to the Enforceability Exceptions. Neither the Company or any of its Subsidiaries nor, to the Company’s Knowledge, any other party to a Material Contract is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. Neither the Company nor any of its Subsidiaries has assigned, delegated or otherwise transferred any of its rights or obligations under any Material Contract or granted any power of attorney with respect thereto. No Material Contract (A) requires the Company to post a bond or deliver any other form of security or payment to secure its obligations thereunder or (B) imposes any non-competition covenants that may be binding on, or restrict the Business or require any payments by or with respect to any Parent Party or any of its Affiliates. The Company previously provided to the Parent Parties true and correct fully executed copies of each written Material Contract.

(c) The Company and its Subsidiaries are in compliance in all material respects with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or Contracts establishing or evidencing any Indebtedness. The consummation and closing of the transactions contemplated by this Agreement, or the change of control of the Company, shall not cause or result in an event of default under any instruments or Contracts establishing or evidencing any Indebtedness.

33

5.16 Licenses and Permits. Schedule 5.16 sets forth a true, complete and correct list of each material license, franchise, permit, order or approval or other similar authorization required under applicable Law to carry out or otherwise affecting, or relating in any way to, the Business, together with the name of the Governmental Authority issuing the same (the “Permits”) held by the Company and its Subsidiaries as at the date of this Agreement. Such Permits are valid and in full force and effect as at the date of this Agreement, and none of the Permits will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement or any Additional Agreement. The Company and its Subsidiaries have all Permits necessary to operate the Business, and each of the Permits is in full force and effect. Neither the Company nor any of its Subsidiaries is in material breach or violation of, or material default under, any such Permit, and, to the knowledge of the Company, no basis (including the execution of this Agreement and the other Additional Agreements to which the Company or any of its Subsidiaries is a party and the consummation of the transactions contemplated by this Agreement or any Additional Agreement) exists which, with notice or lapse of time or both, would reasonably constitute any such breach, violation or default or give any Governmental Authority grounds to suspend, revoke or terminate any such Permit. Neither the Company nor any of its Subsidiaries has received any written (or, to the knowledge of the Company, oral) notice from any Governmental Authority regarding any material violation of any Permit. There has not been and there is not any pending or, to the knowledge of the Company, threatened Action, investigation or disciplinary proceeding by or from any Governmental Authority against the Company or any of its Subsidiaries involving any material Permit.

5.17 Compliance with Laws. Except as set forth in Schedule 5.17, neither the Company or any of its Subsidiaries nor, to the Company’s knowledge, any representative or other Person acting on behalf of the Company or its Subsidiaries, is or since January 1, 2018, has been in violation in any material respect of, and, no such Person has failed to be in compliance in all material respects with, all applicable Laws and Orders. Since January 1, 2018, (a) no event has occurred or circumstance exists that (with or without notice or due to lapse of time) would reasonably constitute or result in a violation by the Company or any of its Subsidiaries of, or failure on the part of the Company or any of its Subsidiaries to comply with, or any liability suffered or incurred by the Company or any of its Subsidiaries in respect of any violation of or material noncompliance with, any Laws, Orders or policies by Governmental Authority that are or were applicable to it or the conduct or operation of its business or the ownership or use of any of its assets and (b) no Action is pending, or to the knowledge of the Company, threatened, alleging any such violation or noncompliance by the Company or any of its Subsidiaries. Since January 1, 2018, neither the Company nor any of its Subsidiaries has been threatened in writing or, to the knowledge of the Company, orally to be charged with, or given written or, to the Company’s Knowledge, oral notice of any violation of any Law or any judgment, order or decree entered by any Governmental Authority.

5.18 Intellectual Property.

(a) Schedule 5.18(a) sets forth a true, accurate and complete list of all (i) issued patents and pending patent applications, (ii) trademark registrations, pending trademark applications and unregistered trademarks, (iii) registered copyrights and pending copyright applications, (iv) internet domain name registrations, and (v) social media handles, in each case that are owned by the Company or any of its Subsidiaries (“Scheduled Intellectual Property” and collectively, and together with other Intellectual Property owned by or purported to be owned by the Company or any of its Subsidiaries, the “Owned Intellectual Property”). Schedule 5.18(a) accurately specifies as to each item of Scheduled Intellectual Property, as applicable: (A) the application or registration number, and other identifying details; (B) the owner and nature of the ownership; and (C) the jurisdictions by or in which such Scheduled Intellectual Property has been issued, registered, or in which an application for such issuance or registration has been filed.

34

(b) All of the registrations, applications, and issuance within the Owned Intellectual Property are subsisting, in full force and effect, and to the knowledge of the Company, all such registrations and issuances within the Owned Intellectual Property are valid and enforceable. All registration, maintenance and renewal fees currently due in the next ninety (90) days in connection with any Owned Intellectual Property have been paid and all documents, recordations and certificates in connection therewith have been filed with the authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such rights and recording the Company’s or any Subsidiary’s ownership or interests therein.

(c) Except for any licenses granted to Owned Intellectual Property, the Company or one of its Subsidiaries exclusively owns all right, title and interest in and to the Owned Intellectual Property free and clear of all Liens, other than Permitted Liens. No Owned Intellectual Property has been licensed to any customer pursuant to a Contract. The Company has not received any written notice of, or otherwise have any knowledge that, (i) any Owned Intellectual Property is the subject of any current opposition, cancellation, or similar Proceeding before any Governmental Authority other than Proceedings involving the examination of applications for registration of Intellectual Property (e.g., patent prosecution Proceedings, trademark prosecution Proceedings, and copyright prosecution Proceedings), (ii) either the Company or any of its Subsidiaries is subject to any injunction or other specific judicial, administrative, or other Order that restricts or impairs its ownership, registrability, enforceability, use or distribution of any Owned Intellectual Property, and (iii) either the Company or any of its Subsidiaries is subject to any current Proceeding that the Company reasonably expects would materially and adversely affect the validity, use or enforceability of any Owned Intellectual Property. No Proceeding described in this clause Section 5.18(c) has been threatened in writing or, to the knowledge of the Company, orally against the Company or any of its Subsidiaries.

(d) The Company or one of its Subsidiaries owns all right, title and interest in and to, or has valid, sufficient, subsisting and enforceable rights to use all Intellectual Property material to its Business as currently conducted. To the knowledge of the Company, the Company and each of its Subsidiaries is in compliance with all material contractual obligations in all applicable Contracts involving open source software. The consummation of the transactions contemplated by this Agreement or any Additional Agreement will not impair any rights of the Company or any of its Subsidiaries to any Owned Intellectual Property.

(e) The conduct of the business of the Company, including its Subsidiaries, as is currently conducted or conducted since the Company’s inception, including any use of the Owned Intellectual Property as currently used by the Company or any of its Subsidiaries, as to the best of the Company’s Knowledge, does not infringe, misappropriate, or violate any Intellectual Property or other proprietary right of any Person.

(f) There are no pending Proceedings in which it is alleged that any Person is infringing, misappropriating or violating rights of the Company or any of its Subsidiaries to Owned Intellectual Property. To the knowledge of the Company, no Person is infringing, violating or misappropriating the rights of the Company or any of its Subsidiaries in or to any Owned Intellectual Property.

35

(g) Each current and former officer, employee, agent, consultant and/or contractor of the Company or any of its Subsidiaries who in the regular course of such Person’s employment or engagement with the Company or Subsidiary would reasonably be expected to create or contribute to the creation of Owned Intellectual Property, has executed an assignment or similar agreement with the Company or Subsidiary assigning to the Company or Subsidiary all right, title, and interest in and to such Owned Intellectual Property. To the extent any such agreement or other similar written Contract permitted such employee, agent, consultant, and contractor to exclude from the scope of such agreement or Contract any Intellectual Property in existence prior to the date of the employment or relationship, no such employee, agent, consultant, and contractor excluded Intellectual Property that was related to the Business of the Company. To the knowledge of the Company, no employee, agent, consultant or contractor of the Company or any of its Subsidiaries is or has been in violation of any term of any agreement described in this clause Section 5.18(g). No Governmental Authority or academic institution has any right to, ownership of, or right or royalties for, any Owned Intellectual Property.

(h) The Company and each of its Subsidiaries have taken commercially reasonable steps to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in and to, non-public Owned Intellectual Property. To the knowledge of the Company, no present or former officer, director, employee, agent, independent contractor, or consultant of the Company or any of its Subsidiaries has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of responsibilities for the Company or any Subsidiary.

(i) The Company and its Subsidiaries have established and implemented, and, to the knowledge of the Company, are operating in material compliance with, policies, programs and procedures that are commercially reasonable and include administrative, technical and physical safeguards, designed to protect the confidentiality and security of Sensitive Data in their possession, custody or control against unauthorized access, use, modification, disclosure or other misuse. The Company and its Subsidiaries maintain security controls for all material information technology systems owned by the Company or its Subsidiaries, including computer hardware, software, networks, information technology systems, electronic data processing systems, telecommunications networks, network equipment, interfaces, platforms, peripherals, and data or information contained therein or transmitted thereby, including any outsourced systems and processes (collectively, the “Computer Systems”) that are designed to protect the Computer Systems against attacks (including virus, worm and denial-of-service attacks), unauthorized activities or access of any employee, hackers or any other person, and to otherwise maintain and protect the integrity, operation and security of such Computer Systems and all information (including Sensitive Data) stored thereon or transmitted thereby. For the past twenty-four (24) months, the Computer Systems have not suffered any material failures, breakdowns, continued substandard performance, unauthorized intrusions, or other adverse events affecting any such Computer Systems that, in each case, have caused any substantial disruption of or interruption in or to the use of such Computer Systems. The Company and its Subsidiaries performs and has performed regular privacy or data security audits of its businesses (including third-party audits of the Computer Systems) and has remedied in all material respects any material privacy or data security issues identified in any such audit. The Computer Systems are sufficient in all material respects for the current operations of the Company and its Subsidiaries.

36

(j) The Company and its Subsidiaries have in place policies (including a privacy policy), rules, and procedures (the “Privacy Policy”) regarding the Company’s and its Subsidiaries’ collection, use, processing, disclosure, disposal, dissemination, storage and protection of customers’ Personal Data. To the knowledge of the Company, the Company and its Subsidiaries have materially complied with the Privacy Policy and all applicable Laws regarding the collection, use, storage and transfer of Personal Data.

(k) The Company and its Subsidiaries have implemented and maintain, and have used commercially reasonable efforts to ensure that all providers of information technology services to the Company and its Subsidiaries that involve or relate to the collection, storage, processing or transmission of sensitive information, including Personal Data (the “IT Providers”), have implemented and maintain: (i) commercially reasonable administrative, technical, and physical safeguards designed to prevent the loss, alteration, or destruction of, or unauthorized access to or disclosure of, Personal Data and (ii) a security plan that is designed to (A) identify internal and external risks to the security of the confidential information included in Personal Data maintained by, or provided to, the Company or its Subsidiaries; (B) implement, monitor and provide adequate and effective administrative, electronic and physical safeguards to control such risk; and (C) maintain notification procedures in compliance with applicable Laws in the case of any breach of security with respect to sensitive information, including Personal Data.

(l) No IT Provider has experienced any security breach or unauthorized use or access by or disclosure to third parties by any such IT Provider or its employees, consultants or contractors with respect to any Personal Data collected, obtained, or stored by or on behalf of the Company and its Subsidiaries.

(m) None of the tangible embodiments of Owned Intellectual Property (including software) is currently or was in the past distributed or used by the Company or any of its Subsidiaries with any public software in a manner that requires that any of the Owned Intellectual Property (in whole or in part) or tangible embodiments thereof be dedicated to the public domain, disclosed, distributed in source code form, made available at no charge, or reverse engineered.

(n) The Company and its Subsidiaries are in actual possession and control of the source code of the software within the Owned Intellectual Property and all related documentation, specifications and Know-How. No Person other than the Company, its Subsidiaries and their respective employees and contractors (i) has a right to access or possess any source code of the software within the Owned Intellectual Property, or (ii) will be entitled to obtain access to or possession of such source code as a result of the execution, delivery and performance of by the Company of this Agreement and the consummation of the transactions contemplated hereby.

37

(o) Schedule 5.18(o): (i) identifies each standards-setting organization (including ETSI, 3GPP, 3GPP2, TIA, IEEE, IETF, and ITU-R), university or industry body, consortium, other multi-party special interest group and any other collaborative or other group in which the Company or any of its Subsidiaries is currently participating, or has participated in the past or applied for future participation in, including any of the foregoing that may be organized, funded, sponsored, formed or operated, in whole or in part, by any Governmental Authority, in all cases, to the extent related to any Intellectual Property (each a “Standards Setting Body”); and (ii) sets forth a listing of the membership agreements and other Contracts relating to such Standards Setting Bodies, to which the Company or any of its Subsidiaries is bound (collectively, “Standards Setting Agreements”). True, complete and correct copies of all Standards Setting Agreements have been delivered to the Parent Parties. Neither the Company nor any of its Subsidiaries is bound by, or has agreed in writing to be bound by, any Contract (including any written licensing commitment), bylaw, policy, or rule of any Standards Setting Body that requires or purports to require the Company or any Subsidiary to contribute, disclose or license any Intellectual Property to such Standards Setting Body or its other members, other than the Standards Setting Agreements. The Company and its Subsidiaries have not made any written Patent disclosures to any Standards Setting Body. The Company and its Subsidiaries are in material compliance with all Standards Setting Agreements that relate to Intellectual Property. The Company and its Subsidiaries are not engaged in any material dispute with any Standards Setting Body with respect to any Intellectual Property or with any third Persons with respect to conduct by the Company or any of its Subsidiaries with respect to any Standards Setting Body.

5.19 Customers and Suppliers.

(a) Schedule 5.19(a) sets forth a list of the ten (10) largest customers and the ten (10) largest suppliers of the Company and its Subsidiaries, taken as a whole, as measured by the dollar amount of purchases therefrom or thereby, for the Company’s 2021 fiscal year and for the first nine (9) months of the Company’s 2022 fiscal year, showing the approximate total transaction amount by the Company or its Subsidiaries to each such customer and the approximate total transaction amount by the Company or its Subsidiaries from each such supplier, during each such period, each on a consolidated bases.

(b) The Company has not received written notice that any customer set forth on Schedule 5.19(a) will and, to the knowledge of the Company, there is no reason to believe that any such customer will: (i) cease using the products, or subscribing to the services of, the Company and its Subsidiaries, (ii) reduce substantially the amount of business it does with the Company or its Subsidiaries, or (iii) change the terms on which it is prepared to do business with the Company and its Subsidiaries. There has been no material dispute or controversy between the Company, on the one hand, and any such customer, on the other hand.

(c) The Company has not received written notice that any supplier set forth on Schedule 5.19(a) will and, to the knowledge of the Company, there is no reason to believe that any such supplier will: (i) cease selling to, or trading with, the Company and its Subsidiaries, (ii) change the terms on which it is prepared to sell to or trade with the Company and its Subsidiaries or (iii) become insolvent or subject to bankruptcy Proceedings. There has been no material dispute or controversy between the Company, on the one hand, and any such supplier, on the other hand.

38

5.20 Accounts Receivable and Payable; Loans.

(a) All accounts receivables and notes of the Company and its Subsidiaries reflected on the Financial Statements, and all accounts receivable and notes arising subsequent to the date thereof, represent valid obligations arising from services actually performed or goods actually sold by the Company or its Subsidiaries in the ordinary course of business consistent with past practice. The accounts payable of the Company reflected on the Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice.

(b) There is no contest, claim, or right of setoff in any agreement with any maker of an account receivable or note relating to the amount or validity of such account, receivables or note that could reasonably result in a Material Adverse Effect. To the Company’s Knowledge, all accounts, receivables or notes are good and collectible in the ordinary course of business.

(c) There are no accounts receivable or notes of the Company and its Subsidiaries which are owed by any Affiliate of the Company. The Company and its Subsidiaries are not indebted to any Affiliate and no Affiliate is indebted to the Company or its Subsidiaries.

(d) The Company has not received any payments with respect to any services to be rendered or goods to be provided after the Closing except in the ordinary course of business.

5.21 Employee Benefits.

(a) Schedule 5.21(a) sets forth an accurate and complete list of all Benefit Arrangements. For purposes of this Agreement, “Benefit Arrangements” means all “employee benefit plans” and any other plan providing for non-discretionary bonus, commission or incentive compensation, profit sharing, pension, severance, savings, deferred compensation, fringe benefit, insurance, welfare, post-retirement health or welfare benefit, health, life, stock option, stock purchase, restricted stock, company car, scholarship, relocation, disability, accident, sick pay, sick leave, accrued leave, vacation, holiday, termination, unemployment, individual employment, executive compensation, payroll practices, retention, change in control, or other plan, agreement, policy, trust fund, or arrangement (whether written or unwritten, insured or self-insured) maintained, sponsored, or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company or any of its Subsidiaries on behalf of any employee, officer, director, consultant or other service provider of the Company or its Subsidiaries or under which the Company or any Subsidiary has any Liability.

(b) With respect to each Benefit Arrangement, the Company has made available to the Parent Parties a true and complete copy, to the extent applicable, of: (i) each writing constituting a part of such Benefit Arrangement and all amendments thereto, including all plan documents, material employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent annual financial and actuarial reports; (iii) the three (3) most recent written results of all required compliance testing.

39

(c) With respect to each Benefit Arrangement and to the best of the Company’s Knowledge, (i) each Benefit Arrangement has been established, maintained and administered in all material respects in accordance with its express terms and with the requirements of applicable Law; (ii) there are no pending or threatened actions, claims or lawsuits against or relating to the Benefit Arrangement or against any fiduciary of the Benefit Arrangement with respect to the operation of such arrangements (other than routine benefits claims); (iii) no such Benefit Arrangement is under audit or investigation by any Governmental Authority or regulatory authority; and (iv) all payments required to be made by the Company and its Subsidiaries under any Benefit Arrangement, any contract, or by Law (including all contributions (including all employer contributions and employee salary reduction contributions), insurance premiums or intercompany charges) have been timely made or properly accrued and reflected in the most recent consolidated balance sheet prior to the date hereof, in accordance with the provisions of each of the Benefit Arrangement and applicable Law, in each case, in all material respects.

(d) Neither the execution, delivery and performance of this Agreement or any Additional Agreement to which the Company or any of its Subsidiaries is a party nor the consummation of the transactions contemplated by this Agreement will (either alone or in combination with another event) (i) result in any severance or other payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee, officer, director, consultant or other service provider of the Company or its Subsidiaries; (ii) limit or restrict the right of the Company or its Subsidiaries to merge, amend or terminate any Benefit Arrangement; or (iii) result in the acceleration of the time of payment or vesting, or result in any payment or funding (through a grantor trust or otherwise) of any such compensation or benefits under, or increase the amount of compensation or benefits due under, any Benefit Arrangement.

(e) Each Benefit Arrangement subject to the laws of any jurisdiction outside of the United States (i) if they are intended to qualify for special tax treatment, meet all requirements for such treatment, and (ii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

5.22 Employees; Employment Matters.

(a) Schedule 5.22(a) sets forth a true, correct and complete list of each of the five highest compensated officers or employees of the Company and its Subsidiaries as of the date hereof (the “Key Personnel”), setting forth the name, title, current base salary or hourly rate for each such person and total compensation (including bonuses and commissions) paid to each such person for the fiscal years ended December 31, 2021 and 2020.

(b) Neither the Company nor any Subsidiary is a party to or subject to any collective bargaining agreement, non-competition agreement restricting the activities of the Company, or any similar agreement, and there has been no activity or Proceeding by a labor union or representative thereof to organize any employees of the Company and its Subsidiaries. There is no labor strike, material slowdown or material work stoppage or lockout pending or, to the knowledge of the Company, threatened against the Company and its Subsidiaries, and the Company and its Subsidiaries have not experienced any strike, material slowdown, material work stoppage or lockout by or with respect to its employees. To the knowledge of the Company, the Company and its Subsidiaries are not subject to any attempt by any union to represent employees of the Company and its Subsidiaries as a collective bargaining agent.

40

(c) There are no pending or, to the knowledge of the Company, threatened claims or Proceedings against the Company or any Subsidiary under any worker’s compensation policy or long-term disability policy. There is no unfair labor practice charge or complaint pending or, to the knowledge of the Company, threatened before any applicable Governmental Authority relating to employees of the Company or its Subsidiaries. Since January 1, 2018, the Company and its Subsidiaries have not engaged in, and are not currently contemplating, any location closing, employee layoff, or relocation activities that would trigger the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local statute, rule or regulation.

(d) The Company and its Subsidiaries are and since January 1, 2018 have been, in material compliance in all material respects with all applicable Laws relating to employment of labor, including all applicable Laws relating to wages, hours, overtime, collective bargaining, equal employment opportunity, anti-discrimination, anti-harassment (including sexual harassment), anti-retaliation, immigration, employee leave, disability rights or benefits, employment and reemployment rights of members and veterans of the uniformed services, paid time off/vacation, unemployment insurance, safety and health, workers’ compensation, pay equity, restrictive covenants, child labor, whistleblower rights, classification of employees and independent contractors, meal and rest breaks, business expenses, and the collection and payment of withholding or social security Taxes. Since January 1, 2018, no audits have been conducted, or are currently being conducted, or, to the knowledge of the Company, are threatened to be conducted by any Governmental Authority with respect to applicable Laws regarding employment or labor Laws. No employee of the Company or its Subsidiaries has, since January 1, 2018, brought or, to the knowledge of the Company, threatened to bring a claim for unpaid compensation, including overtime amounts.

(e) To the knowledge of the Company, no key employee or officer of the Company and its Subsidiaries is a party to or is bound by any confidentiality agreement, non-competition agreement or other contract (with any Person) that would materially interfere with: (i) the performance by such officer or key employee of any of his or her duties or responsibilities as an officer or employee of the Company and its Subsidiaries or (B) the business or operations of the Company and its Subsidiaries. No key employee or officer of the Company and its Subsidiaries has given written notice of their definite intent to terminate their employment with the Company or any Subsidiary, nor does the Company or of its Subsidiaries have any present intention to terminate the employment of any of the foregoing.

(f) Except as set forth on Schedule 5.22(f), the employment of each of the Key Personnel is terminable at will without any penalty or severance obligation on the part of the Company or its Subsidiaries. All material sums due for employee compensation and all vacation time owing to any employees of the Company and its Subsidiaries, and all fees owing to any independent contractors and consultants, have been duly accrued on the accounting records of the Company.

41

(g) With regard to any individual who performs or performed services for the Company and its Subsidiaries and who is not treated as an employee for Tax purposes by the Company and its Subsidiaries, the Company and its Subsidiaries have complied in all material respects with applicable Laws concerning independent contractors, including for Tax withholding purposes or Benefit Arrangement purposes, and the Company and its Subsidiaries do not have any liability by reason of any individual who performs or performed services for the Company or its Subsidiaries, in any capacity, being improperly excluded from participating in any Benefit Arrangement. Each individual engaged by the Company and its Subsidiaries as an independent contractor or consultant is, and since January 1, 2018 has been, properly classified by the Company as an independent contractor, and the Company and its Subsidiaries have not received any notice from any Governmental Authority or Person disputing such classification. Each of the employees of the Company and its Subsidiaries is, and since January 1, 2018 has been, properly classified by the Company and its Subsidiaries as “exempt” or “non-exempt” under applicable Law.

(h) There is no, and since January 1, 2018 there has been no, written notice provided to the Company or its Subsidiaries of any claim or litigation relating to, or any complaint or allegation of, discrimination, retaliation, wrongful termination, constructive termination, harassment (including sexual harassment), sexual misconduct, or wage and hour violation against the Company or its Subsidiaries; nor is there any pending obligation for the Company and its Subsidiaries under any settlement or out-of-court or pre-litigation arrangement relating to such matters, nor to the knowledge of the Company, has any such litigation, settlement or other arrangement been threatened.

(i) Since January 1, 2018, the Company and its Subsidiaries have investigated all workplace harassment (including sexual harassment), discrimination, retaliation, and workplace violence written claims relating to current and/or former employees of the Company and its Subsidiaries or third parties who interacted with current and/or former employees of the Company and its Subsidiaries. With respect to each such written claim with potential merit, the Company and its Subsidiaries have taken corrective action. Further, no allegations of sexual harassment have been made to the Company or its Subsidiaries against any individual in his or her capacity as director or an employee of the Company or its Subsidiaries at a level of manager or above. None of the Company, any Subsidiary, or any individual in his or her capacity as director or an employee of the Company or any Subsidiary has, since January 1, 2018, entered into any settlement agreement relating to any allegations of workplace harassment, discrimination, retaliation, and workplace violence against any individual in his or her capacity as director or an employee of the Company or its Subsidiaries.

(j) As of the date hereof and since January 1, 2018, there have been no audits by any Governmental Authority, nor have there been any charges, fines, or penalties, including those pending or threatened, under any applicable federal, state or local occupational safety and health Law and Orders (collectively, “OSH Laws”) against the Company and its Subsidiaries. The Company and its Subsidiaries are in compliance in all material respects with OSH Laws and there are no pending appeals of any Governmental Authority’s decision or fines issued in relation to OSH Laws.

(k) The Company and its Subsidiaries have complied with all applicable Laws regarding the COVID-19 pandemic, including all applicable federal, state and local Orders issued by any Governmental Authority regarding shelters-in-place, or similar Orders in effect as of the date hereof, and have taken appropriate precautions regarding its employees in all material respects.

42

(l) Except as set forth on Schedule 5.22(l), neither the Company nor any of its Subsidiaries has paid or promised to pay any bonus to any employee in connection with the consummation of the transactions contemplated hereby.

5.23 Withholding. All obligations of the Company and its Subsidiaries applicable to its employees, whether arising by operation of Law, by Contract, by past custom or otherwise, or attributable to payments by the Company or any Subsidiary to trusts or other funds or to any Governmental Authority, with respect to unemployment compensation benefits, social security benefits, social insurance, housing fund contributions or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements. All reasonably anticipated obligations of the Company and its Subsidiaries with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law, by Contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company or the applicable Subsidiary prior to the Closing Date.

5.24 Real Property.

(a) Schedule 5.24(a) contains the legal description and street address of all real property owned by the Company and any of its Subsidiaries and includes the name of the record title holder thereof (“Owned Real Property”) and a list of all Liens recorded against the Owned Real Property. With respect to each such parcel of Owned Real Property: (i) the Company or a Subsidiary has good, valid and indefeasible title in fee simple absolute to each parcel of such Owned Real Property, in each case, free and clear of any Liens, other than Permitted Liens, and except for installments of special assessments not yet delinquent; (ii) the Company or a Subsidiary has all land use and access (ingress and egress) rights required for the conduct of the Business, and there are no pending or, to the knowledge of the Company, threatened condemnation Proceedings, lawsuits or administrative actions relating to the Owned Real Property adversely affecting the current use or occupancy thereof; (iii) there are no leases, subleases, licenses, concessions or other agreements granting to any party or parties the right of use or occupancy of any portion of the Owned Real Property; (iv) there are no unrecorded interests encumbering any portion of the Owned Real Property including, without limitation, oil, gas or other mineral rights leases, easements, tenancies, licenses, occupancies, rights of possession claims, encroachments or prescriptive easements; and (v) there are no outstanding options or rights of first refusal to purchase the Owned Real Property, or any portion thereof or interest therein.

43

(b) Schedule 5.24(b) sets forth a list of all Leases to which the Company or a Subsidiary is a party (“Company Leases”). With respect to each Company Lease: (i) it is valid, binding and enforceable in accordance with its terms and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessee has been in peaceable possession of the premises leased thereunder since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the Company or its Subsidiaries’ obligations thereunder has been granted by the lessor; (v) the Company or a Subsidiary has performed all material obligations imposed on it under such Company Lease and there exists no default or event of default thereunder by the Company or any Subsidiary or, to the Company’s knowledge, by any other party thereto; (vi) there exists, to the knowledge of the Company, no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would reasonably be expected to become a default or event of default by the Company or a Subsidiary thereunder; (vii) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder and (viii) neither the Company nor any Subsidiary has exercised early termination options, if any, under such Company Lease. The Company or one of its Subsidiaries holds the leasehold estate established under the Company Leases free and clear of all Liens, except for Liens of mortgagees of the Real Property on which such leasehold estate is located. The Real Property leased by the Company and its Subsidiaries is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with such leased Real Property. The Company or a Subsidiary is in physical possession and actual and exclusive occupation of the whole of the leased premises, none of which is subleased or assigned to another Person. Each Company Lease leases all useable square footage of the premises located at each leased Real Property. The Company and its Subsidiaries do not owe any brokerage commission with respect to any Real Property. With respect to alterations or improvements made by the Company or its Subsidiaries that require restoration by the Company or its Subsidiaries upon the expiration or the earlier termination of the applicable Company Leases in accordance with the terms of such Company Leases, the cost of the Company or its Subsidiary’s restoration obligations shall not exceed $100,000 in the aggregate.

5.25 Tax Matters.

(a) (i) The Company and its Subsidiaries have duly and timely filed all income and other material Tax Returns which are required to be filed by it, and has paid all Taxes (whether or not shown on such Tax Returns) which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action, pending or proposed in writing, with respect to any amount of Taxes of the Company or its Subsidiaries; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Company or its Subsidiaries for which a Lien may be imposed on any of the assets of the Company or its Subsidiaries has been waived or extended, which waiver or extension is in effect; (v) the Company and each of its Subsidiaries has complied in all material respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected and remitted to the applicable Taxing Authority and reported all Taxes (including income, social security and other payroll Taxes) required to be withheld or collected by the Company or its Subsidiaries in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party; (vi) no stock transfer Tax, sales Tax, use Tax, real estate transfer Tax or other similar Tax will be imposed on the transfer of the shares of the Company Ordinary Shares by the stockholders to Parent pursuant to this Agreement; (vii) the Company and each of its Subsidiaries has (A) properly collected all sales Taxes required to be collected in the time and manner required by applicable Law and remitted all such Taxes to the applicable Taxing Authority in the time and in the manner required by applicable Law and (B) properly required, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or similar transactions as to which it would otherwise have been obligated to collect or withhold Taxes; (viii) the Company and its Subsidiaries have not requested any ruling from any Taxing Authority; (ix) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company or its Subsidiaries; (x) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries has not paid any Tax or filed Tax Returns asserting that the Company or any of its Subsidiaries is or may be subject to Tax in such jurisdiction, and the Company and its Subsidiaries do not have a permanent establishment (within the meaning of an Applicable Tax treaty) or other fixed place of business in a country other than the country in which it is organized; (xi) the Company and each of its Subsidiaries has provided to Parent true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period for which the statute of limitations has not expired; (xii) there is no outstanding power of attorney from the Company or any of its Subsidiaries authorizing anyone to act on behalf of the Company or its Subsidiaries in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of the Company or its Subsidiaries; (xiii) the Company and its Subsidiaries are not, and have never been, a party to any Tax sharing, Tax indemnity or Tax allocation Contract (other than a contract entered into in the ordinary course of business consistent with past practice, the primary purpose of which is not related to Taxes); and (xiv) the Company and its Subsidiaries have no liability for the Taxes of any other Person as a transferee or successor or by contract or otherwise by operation of applicable Law.

44

(b) The Company is not aware of any fact or circumstance, nor has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Redomestication Merger or the Acquisition Merger from qualifying each as a “reorganization” within the meaning of Section 368(a) of the Code.

(c) The Company and each of its Subsidiaries has been in compliance in all material respects with all applicable transfer pricing laws and legal requirements.

(d) The unpaid Taxes of the Company and each of its Subsidiaries for the current fiscal year (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing its Tax Return.

5.26 Environmental Laws.

(a) Neither the Company nor any Subsidiary has (i) received any written notice of any alleged claim, violation of or Liability under any Environmental Law which has not heretofore been cured or for which there is any remaining Liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to Liabilities arising out of Environmental Laws or the activities related to Hazardous Materials of the Company, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(b) To the knowledge of the Company, there are no Hazardous Materials in, on, or under any properties owned, leased or used at any time by the Company or any Subsidiary such as could give rise to any material Liability or corrective or remedial obligation of the Company or any Subsidiary under any Environmental Laws. There are no environmental audits (Phase 1, 2 or 3) performed on properties owned or leased by the Company or any Subsidiary.

45

5.27 Finders’ Fees. With respect to the transactions contemplated by this Agreement, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of Affiliates who might be entitled to any fee or commission from Parent, Purchaser, Merger Sub or any of their Affiliates (including the Company following the Closing) upon consummation of the transactions contemplated by this Agreement.

5.28 Powers of Attorney and Suretyships. The Company and its Subsidiaries do not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person other than as reflected in the Financial Statements. Schedule 5.28 sets forth, as of the date hereof, a true, complete and correct list of each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which the Company or any Subsidiary has an account or safe deposit box, including the names and identification of all Persons authorized to draw thereon or have access thereto.

5.29 Directors and Officers. Schedule 5.29 sets forth a true, correct and complete list of all directors and officers of the Company and of each Subsidiary.

5.30 International Trade Matters; Anti-Bribery Compliance.

(a) To the best of the Company’s Knowledge, the Company currently is and, for the past five years has been, in compliance with applicable Laws related to (i) anti-corruption or anti-bribery, including the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Anti-Corruption Laws”), (ii) economic sanctions administered, enacted or enforced by any Governmental Authority (collectively, “Sanctions Laws”), (iii) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Export Control Laws”), (iv) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries; (collectively, “Money Laundering Laws”) (v) anti-boycott regulations, as administered by the U.S. Department of Commerce; and (vi) importation of goods, including Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable Laws of other countries (collectively, “International Trade Control Laws”).

46

(b) Neither the Company nor any Subsidiary, nor any director or officer of the Company or any Subsidiary, nor, to the knowledge of the Company, any employee or agent of the Company (acting on behalf of the Company or any Subsidiary), is or is acting under the direction of, on behalf of or for the benefit of a Person that is, (i) the subject of Sanctions Laws or identified on any sanctions or similar lists administered by a Governmental Authority, including the U.S. Department of the Treasury’s Specially Designated Nationals List, the U.S. Department of Commerce’s Denied Persons List and Entity List, the U.S. Department of State’s Debarred List, HM Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant Governmental Authority, as amended from time to time, or any Person owned or controlled by any of the foregoing (collectively, “Prohibited Party”); (ii) the target of any Sanctions Laws; (iii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria; or (iv) an officer or employee of any Governmental Authority or public international organization, or officer of a political party or candidate for political office. Neither the Company, nor any director or officer, nor, to the knowledge of the Company, any employee or agent of the Company (acting on behalf of the Company), (A) has participated in any transaction involving a Prohibited Party, or a Person who is the target of any Sanctions Laws, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive trade sanctions under Sanctions Laws, (B) to the knowledge of the Company, has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable Export Control Laws or (C) has participated in any transaction in violation of or connected with any purpose prohibited by Anti-Corruption Laws or any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

(c) Neither the Company nor any Subsidiary has received written notice of, nor, to the Knowledge of the Company, any of its officers, employees, agents or third-party representatives is or has been the subject of, any investigation, inquiry or enforcement proceedings by any Governmental Authority regarding any offense or alleged offense under Anti-Corruption Laws, Sanctions Laws, Export Control Laws or International Trade Control Laws (including by virtue of having made any disclosure relating to any offense or alleged offense) and, to the knowledge of the Company, there are no circumstances likely to give rise to any such investigation, inquiry or proceeding.

5.31 Not an Investment Company. To the best of the knowledge of the Company, the Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

5.32 Insurance.

(a) Schedule 5.32 sets forth all policies of title insurance, liability and casualty insurance, property insurance, auto insurance, business interruption insurance, tenant’s insurance, workers’ compensation, life insurance, disability insurance, excess or umbrella insurance and any other type of insurance insuring the properties, assets, employees and/or operations of the Company and its Subsidiaries (collectively, the “Policies”), including in each case the applicable coverage limits, deductibles and the policy expiration dates. All Policies are of at least like character and amount as are carried by like businesses similarly situated and sufficient for compliance with all applicable Laws and requirements of all Material Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or its Subsidiaries are bound.

47

(b) All such Policies are in full force and effect and will not in any way be affected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is in default under any provisions of the Policies, except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, and there is no claim by the Company or its Subsidiaries or any other person, corporation or firm pending under any of the Policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Policies; nor has the Company received any written notice from or on behalf of any insurance carrier or other issuer issuing such Policies that insurance rates or other annual premium or fee in effect as of the date hereof will hereafter be substantially increased (except to the extent that insurance rates or other fees may be increased for all similarly situated risks), or that there will be a non-renewal, cancellation or increase in a deductible (or an increase in premiums in order to maintain an existing deductible) of any of the Policies in effect as of the date hereof.

5.33 Affiliate Transactions. Schedule 5.33 sets forth a true, complete and correct list of the following (each such arrangement of the type required to be set forth thereon, whether or not actually set forth thereon, an “Affiliate Transaction”): each Contract entered into between the Company or any Subsidiary, on the one hand, and any current or former Affiliate of the Company on the other hand. Each Affiliate Transaction entered into prior to the Closing is arms-length transaction with fair market price and is a transaction duly approved by the board of directors in accordance with the Organizational Documents of the Company or such Subsidiary. None of the Shareholders nor any of their Affiliates own or have any rights in or to any of the material assets, properties or rights used by the Company.

5.34 No Trading or Short Position. Neither the Company, its Subsidiaries, nor any of their respective managers and officers, members and employees has engaged in any short sale of Parent’s voting stock or any other type of hedging transaction involving Parent’s securities (including depositing shares of Parent’s securities with a brokerage firm where such securities are made available by the broker to other customers of the firm for purposes of hedging or short selling Parent’s securities).

Article VI
REPRESENTATIONS AND WARRANTIES OF PARENT PARTIES

The Parent Parties hereby, jointly and severally, represent and warrant to the Company that, except as disclosed in the Parent SEC Documents, each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date). The parties hereto agree that any reference to numbered and lettered sections and subsections of this Article VI shall only refer to the section or subsection being referenced.

6.1 Corporate Existence and Power. Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Each of the Parent Parties has all corporate power and authority necessary and required to own and operate its properties and assets and to carry on its business as presently conducted.

48

6.2 Corporate Authorization. The execution, delivery and performance by each of the Parent Parties of this Agreement and the Additional Agreements to which it is a party to and the consummation by the each of the Parent Parties of the transactions contemplated hereby and thereby are within the corporate powers of such Parent Parties and have been duly authorized by all necessary corporate action on the part of the Parent Parties to the extent required by their respective Organizational Documents, applicable Laws or any Contract to which any of them is a party or by which its securities are bound, other than the Required Parent Stockholder Approval in the case of the Redomestication Merger and the Acquisition Merger and the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Parent Parties and it constitutes, and upon their execution and delivery, the Additional Agreements (to which each of them is a party) will constitute, a valid and legally binding agreement of the Parent Parties, enforceable against them in accordance with their representative terms. This Agreement and the Additional Agreements to which such Parent Party is a party have been duly executed and delivered by such Parent Party and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto (other than a Parent Party), this Agreement and the Additional Agreements to which such Parent Party is a party constitute a legal, valid and binding obligation of such Parent Party, enforceable against such Parent Party in accordance with their respective terms, subject to the Enforceability Exceptions. The affirmative vote of holders of a majority of the then outstanding shares of Parent Common Stock present in person or by proxy and entitled to vote at the Parent Special Meeting, assuming a quorum is present (the “Parent Stockholder Approval”), is the only vote of the holders of any of Parent’s capital stock necessary to adopt this Agreement and approve the Redomestication Merger and the Acquisition Merger and the consummation of the other transactions contemplated hereby. The affirmative vote or written consent of the sole stockholder of Purchaser and Merger Sub is the only vote of the holders of any of Purchaser’s capital stock or Merger Sub’s capital stock, respectively, necessary to adopt this Agreement and approve the Redomestication Merger and the Acquisition Merger and the consummation of the other transactions contemplated hereby.

6.3 Governmental Authorization. Assuming the accuracy of the representations and warranties of the Company set forth in Article V, none of the execution, delivery or performance of this Agreement or any Additional Agreement by a Parent Party or the consummation by a Parent Party of the transactions contemplated hereby and thereby requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority except for (a) the filing of the Redomestication Merger Certificate with the Secretary of State of the State of Delaware, and (b) the filing of the Redomestication Plan of Merger (and other documents required by the Cayman Companies Act) with the Registrar.

6.4 Non-Contravention. The execution, delivery and performance by a Parent Party of this Agreement or the consummation by a Parent Party of the transactions contemplated hereby do not and will not (a) contravene or conflict with the Organizational Documents of the Parent Parties or (b) contravene or conflict with or constitute a violation of any provision of any Law or any Order binding upon the Parent Parties, except, in each case of clauses (a) and (b), for any contravention or conflicts that would not reasonably be expected to have a Material Adverse Effect on the Parent Parties.

49

6.5 Finders’ Fees. Except for the Deferred Underwriting Amount and as set forth on Schedule 6.5, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Parent Parties or their Affiliates who might be entitled to any fee or commission from the Company, or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

6.6 Issuance of Shares. The Merger Consideration Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable.

6.7 Capitalization.

(a) Parent is authorized to issue a maximum of 125,000,000 shares of Class A common stock with a par value of $0.0001 per share, 12,500,000 shares of Class B common stock with a par value of $0.0001 per share, and 1,250,000 shares of preferred stock with a par value of $0.0001 per share, of which 9,045,456 shares of Class A common stock are issued and outstanding, 2,156,250 shares of Class B common stock are issued and outstanding, and no shares of preferred stock are issued and outstanding as of the date hereof. A total of 9,002,331 shares of Class A common stock of Parent are reserved for issuance with respect to the Parent Warrants and Parent Units. No other shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding. All issued and outstanding shares of Parent common stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Parent’s Organizational Documents or any contract to which Parent is a party or by which Parent is bound. Except as set forth in Parent’s Organizational Documents and in Schedule 6.7(a), there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital equity of Parent. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) There are 500,000,000 Purchaser Ordinary Shares authorized, of which one (1) Purchaser Ordinary Shares are issued and outstanding as of the date hereof. No other shares of capital stock or other voting securities of Purchaser are issued, reserved for issuance or outstanding. All issued and outstanding Purchaser Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Purchaser’s Organizational Documents or any contract to which Purchaser is a party or by which Purchaser is bound. Except as set forth in Purchaser’s Organizational Documents, there are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any Purchaser Ordinary Shares or any capital equity of Purchaser. There are no outstanding contractual obligations of Purchaser to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

50

(c) There are 50,000 ordinary shares, par value $1.00 per share, of Merger Sub authorized (the “Merger Sub Ordinary Shares”), of which one (1) Merger Sub Ordinary Share are issued and outstanding as of the date hereof. No other shares or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding Merger Sub Ordinary Share(s) are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Merger Sub’s Organizational Documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. Except as set forth in Merger Sub’s Organizational Documents, there are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any Merger Sub Ordinary Share(s) or any share capital or equity of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

6.8 Information Supplied. None of the information supplied or to be supplied by any Parent Party expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated hereby will, at the date of filing and/ or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by any Parent Party or that is included in any Parent Party SEC Document). No material information provided by any Parent Party to the Company in connection with the negotiation or execution of this Agreement or any agreement contemplated hereby (including but not limited to Parent public filings, as of the respective dates of their submission to the SEC), contained or contains (as applicable) any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

6.9 Trust Fund. As of the date of this Agreement, Parent has at least $88,377,228.60 in the trust fund established by Parent for the benefit of its public shareholders (the “Trust Fund”) and maintained by Continental Stock Transfer & Trust Company, LLC (the “Trustee”) acting as trustee (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement. There are no separate agreements, side letters or other agreements or understandings (whether written, unwritten, express or implied) that would cause the description of the Trust Agreement in the Parent SEC Documents to be inaccurate in any material respect or, to the Parent Parties’ knowledge, that would entitle any Person to any portion of the funds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Organizational Documents of Parent and the Trust Agreement. Parent has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of the Parent Parties, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no claims or Proceedings pending with respect to the Trust Account. Since February 17, 2022, Parent has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the transactions contemplated hereby, the Parent Parties shall have no further obligation under either the Trust Agreement or their Organizational Documents to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

51

6.10 Listing. As of the date hereof, the shares of Parent Common Stock and Parent Warrants are listed on Nasdaq, with trading symbols “GENQ” and “GENQW.”

6.11 Reporting Company. Parent is a publicly-held company subject to reporting obligations pursuant to Section 11 of the Exchange Act, and the shares of Parent Common Stock are registered pursuant to Section 11(b) of the Exchange Act.

6.12 Board Approval. Each of Parent’s and Purchaser’s board of directors (including any required committee or subgroup of such boards) and the sole director of Merger Sub has, as of the date of this Agreement, unanimously (a) declared the advisability of the transactions contemplated by this Agreement, (b) determined that the transactions contemplated hereby are in the best interests of the shareholders of the Parent Parties, as applicable, and (c) solely with respect to Parent’s board of directors, determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Parent’s Organizational Documents.

6.13 Parent SEC Documents.

(a) Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed by the Parent Parties subsequent to the date of this Agreement (the “Additional Parent Parties SEC Documents”). Parent has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) Parent’s Quarterly Reports on Form 10-Q for each fiscal quarter of Parent beginning with the first quarter Parent was required to file such a form, (ii) its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (iii) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 6.13) filed by Parent with the SEC since Parent’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, whether or not available through EDGAR, are, collectively, the “Parent SEC Documents”).

(b) The Parent SEC Documents were, and the Additional Parent Parties SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Documents did not, and the Additional Parent Parties SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document or Additional Parent Parties SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent Parties SEC Documents, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions in any information supplied or to be supplied by the Company or its Subsidiaries expressly for inclusion or incorporation by reference.

52

(c) The Parent SEC Documents contain true and complete copies of the audited balance sheet of the Parent as of December 31, 2021, and statements of operations, cash flows and changes in stockholders’ equity of Parent for the period ending December 31, 2021 (collectively, the “Parent Financial Statements”). Except as disclosed in the Parent SEC Documents, the Parent Financial Statements (i) fairly present in all material respects in accordance with applicable requirements of U.S. GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of Parent as at the respective dates thereof, and the results of operations and cash flows for the respective periods then ended, (ii) were prepared in conformity with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC, and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof. The books and records of Parent have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements.

(d) (i) Parent has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) and such disclosure controls and procedures are designed to ensure that material information relating to Parent is made known to Parent’s principal executive officer and its principal financial officer by others within Parent, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and (ii) Parent has established and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (x) transactions are executed in accordance with management’s general or specific authorizations, (y) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability and (z) access to assets is permitted only in accordance with management’s general or specific authorization.

(e) There are no liabilities of any Parent Party, whether fixed, contingent or otherwise, other than liabilities (i) disclosed and provided for in the balance sheet included in the Form 10-K filed by Parent for the year ended December 31, 2021, (ii) incurred in the ordinary course of business since December 31, 2021, (iii) incurred in connection with the transactions contemplated by this Agreement or (iv) which are not material, individually or in the aggregate, to Parent. There are no “off balance sheet arrangements” as defined in Item 303 of Regulation S-K under the Securities Act involving Parent.

(f) To the knowledge of Parent, (i) Parent has not received any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or its internal accounting controls, including any compliant, allegation, assertion or claim that Parent has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Parent has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or its officers, directors or employees to the board of directors of Parent or any committee thereof or to any director or officer of Parent pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act of 2002.

53

6.14 Litigation. There is no Action pending against any Parent Party or, to the knowledge of Parent, any of its officers or directors or that affects any of its assets or properties before any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments against the Parent Parties that contain any ongoing obligations, restrictions or liabilities (of any nature) that are material to the Parent Parties.

6.15 Money Laundering Laws. The operations of the Parent Parties are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action involving the Parent Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the Parent Parties, threatened.

6.16 OFAC. Neither the Parent Parties, nor any director or officer of the Parent Parties (nor, to the knowledge of the Parent Parties, any agent, employee, affiliate or Person acting on behalf of the Parent Parties) is currently identified on the specially designated nationals or other blocked Person list or otherwise currently subject to any U.S. sanctions administered by the OFAC; and the Parent Parties have not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Balkans, Belarus, Burma, Cote D’Ivoire (Ivory Coast), Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, North Korea, Sudan, Syria, and Zimbabwe or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the previous fiscal years.

6.17 Not an Investment Company. Parent is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

54

6.18 Tax Matters.

(a) (i) Each Parent Party has duly and timely filed all Tax Returns which are required to be filed it, and has paid all Taxes (whether or not shown on such Tax Returns) which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all respects; (iii) there is no Action, pending or proposed in writing, with respect to any amount of Taxes of any Parent Party; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of any Parent Party for which a Lien may be imposed on any of Parent Party’s assets has been waived or extended, which waiver or extension is in effect; (v) each Parent Party has complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected and remitted to the applicable Taxing Authority and reported all Taxes (including income, social security and other payroll Taxes) required to be collected by any Parent Party in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party; (vi) no Parent Party has requested any letter ruling from the IRS (or any comparable ruling from any other Taxing Authority); (vii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of any Parent Party; (viii) no claim has ever been made by a Taxing Authority in a jurisdiction where Parent has not paid any Tax or filed Tax Returns asserting that Parent is or may be subject to Tax in such jurisdiction, and no Parent Party has a permanent establishment (within the meaning of an applicable Tax treaty) or other fixed place of business in a country other than the country in which it is organized; (ix) Parent has provided to the Company true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period for which the statute of limitations has not expired; (x) there is no outstanding power of attorney from any Parent Party authorizing anyone to act on behalf of any Parent Party in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of Parent (xi) Parent is not, and has never been, a party to any Tax sharing, Tax indemnity or Tax allocation Contract (other than a contract entered into in the ordinary course of business consistent with past practice, the primary purpose of which is not related to Taxes); (xii) no Parent Party has been a member of an “affiliated group” within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return (other than a group the common parent of which was the Parent); (xiii) no Parent Party has liability for the Taxes of any other Person: (1) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), (2) as a transferee or successor or by contract or (3) otherwise by operation of applicable Law; (xiv) the Parent is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (xv) Parent has not disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or non-U.S. Law) and the Parent has not been a party to any “reportable transaction” or “listed transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b)(2).

(b) No Parent Party will be required to include any material item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of: (i) any adjustment under Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) by reason of a change in method of accounting for a taxable period ending on or before the Closing Date; (ii) any “closing agreement” described in Section 7121 of the Code (or similar provision of state, local or non-U.S. Law) executed on or before the Closing Date; (iii) any installment sale or open sale transaction disposition made on or before the Closing Date; (iv) any prepaid amount received on or before the Closing Date outside the ordinary course of business; (v) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) or (vi) by reason of Section 965(a) of the Code or election pursuant to Section 965(h) of the Code (or any similar provision of state, local or non-U.S. Law).

(c) Parent is not aware of any fact or circumstance, nor has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Redomestication Merger or the Acquisition Merger from qualifying each as a “reorganization” within the meaning of Section 368(a) of the Code.

(d) Parent has not deferred the withholding or remittance of any Applicable Taxes related or attributable to any Applicable Wages for any employees of Parent and shall not defer the withholding or remittance any Applicable Taxes related or attributable to Applicable Wages for any employees of Parent up to and through and including Closing Date, notwithstanding IRS Notice 2020-65 (or any comparable regime for state or local Tax purposes).

55

(e) Each Parent Party has been in compliance in all respects with all applicable transfer pricing laws and legal requirements.

(f) The unpaid Taxes of the Parent Parties for the current fiscal year (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Parent Parties in filing its Tax Return.

Article VII
COVENANTS OF THE PARTIES PENDING CLOSING

7.1 Conduct of the Business.

(a) Except as expressly contemplated by this Agreement or the Additional Agreements or as set forth on Schedule 7.1(a), from the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms (the “Interim Period”), each party shall (1) conduct its business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practice, (2) duly and timely file all material Tax Returns required to be filed (or obtain a permitted extension with respect thereto) with the applicable Taxing Authorities and pay any and all Taxes due and payable during such time period, (3) duly observe and comply with all applicable Law and Orders, and (4) use its commercially reasonable efforts to preserve intact its business relationships with employees, clients, suppliers, contract manufacturing organizations, contract research organizations and other third parties. Without limiting the generality of the foregoing, and except as expressly contemplated by this Agreement or the Additional Agreements, or as required by applicable Law, during the Interim Period without the other party’s prior written consent (which shall not be unreasonably conditioned, withheld or delayed), neither the Company nor any Parent Party shall, or permit its Subsidiaries to:

(i) materially amend, modify or supplement its Organizational Documents other than pursuant to this Agreement, or engage in any reorganization, reclassification, liquidation, dissolution or similar transaction;

(ii) other than in the ordinary course of business consistent with past practice, amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way or relinquish any material right under, any (A) in the case of the Company, any Material Contract or (B) in the case of the Parent Parties, material contract, agreement, lease, license or other right or asset of Parent;

(iii) modify, amend or enter into any contract, agreement, license or, commitment, including for capital which obligates the payment of more than $100,000 (individually or in the aggregate);

56

(iv) make any capital expenditures in excess of $50,000 (individually or in the aggregate);

(v) sell, lease, license or otherwise dispose of any of its material assets except pursuant to existing Contracts or commitments disclosed herein or in the ordinary course of business consistent with past practice;

(vi) solely in the case of the Company, sell, lease, license or otherwise dispose of any Owned Intellectual Property;

(vii) solely in the case of the Company, permit any Owned Intellectual Property to go abandoned or expire for failure to make an annuity or maintenance fee payment, or file any necessary paper or action to maintain such rights;

(viii) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or share capital, or pay, declare or promise to pay any other payments to any Shareholder (other than, in the case of any Shareholder who is an employee, payments of salary accrued in said period at the current salary rate) or amend any term, right or obligation with respect to any outstanding shares of its capital stock or other equity securities;

(ix) solely in the case of the Company, other than as required by a Benefit Arrangement, (A) increase or change the compensation or benefits of any employee or service provider of the Company and its Subsidiaries, (B) accelerate the vesting or payment of any compensation or benefits of any employee or service provider of the Company and its Subsidiaries, (C) enter into, amend or terminate any Benefit Arrangement (or any plan, program, agreement or arrangement that would be a Benefit Arrangement if in effect on the date hereof) or grant, amend or terminate any awards thereunder, (D) fund any payments or benefits that are payable or to be provided under any Benefit Arrangement, (E) make any loan to any present or former employee or other individual service provider of the Company and its Subsidiaries, or (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union or labor organization;

(x) obtain or incur any loan or other Indebtedness, including drawings under any existing lines of credit;

(xi) suffer or incur any Lien on the its assets, except for Permitted Liens or the Liens incurred in the ordinary course of business consistent with past practice;

(xii) delay, accelerate or cancel, or waive any material right with respect to any receivables owed to the Company or any of its Subsidiaries or Parent, as applicable, or write off or make reserves against the same (other than, in the case of the Company, in the ordinary course of business consistent with past practice);

(xiii) terminate or allow to lapse any insurance policy protecting any of the Company or its Subsidiaries or Purchaser’s, as applicable, assets, unless simultaneously with such termination or lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the terminated or lapsed policy for substantially similar premiums or less is in full force and effect;

57

(xiv) suffer any damage, destruction or loss of property related to any of its assets, whether or not covered by insurance, the aggregate value of which, following any available insurance reimbursement, exceed $100,000;

(xv) merge or consolidate or enter a similar transaction with, or acquire all or substantially all of the assets or business of, any other Person; make any material investment in any Person; or be acquired by any other Person;

(xvi) adopt any severance, retention or other employee plan or fail to continue to make timely contributions to each Benefit Arrangement in accordance with the terms thereof;

(xvii) institute, settle or agree to settle any Action before any Governmental Authority, in each case in excess of $100,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(xviii) make any material change in its accounting principles, methods or practices or write down the value of its assets;

(xix) issue, redeem or repurchase any capital stock or share, membership interests or other securities, or issue any securities exchangeable for or convertible into any share or any shares of its capital stock;

(xx) enter into any transaction with or distribute or advance any material assets or property to any of its Affiliates, other than the payment of salary and benefits in the ordinary course;

(xxi) make, change or revoke any material Tax election other than in the ordinary course of business consistent with past practice or change any annual Tax accounting periods; settle or compromise any material claim, notice, audit report or assessment in respect of Taxes; enter into any Tax allocation, Tax sharing, Tax indemnity or other closing agreement relating to any Taxes (other than a contract entered into in the ordinary course of business consistent with past practice, the primary purpose of which is not related to Taxes); or surrender or forfeit any right to claim a material Tax refund; take any action, or knowingly fail to take any action, which action or failure to act could reasonably be expected to prevent or impede the Redomestication Intended Tax Treatment or the Acquisition Intended Tax Treatment;

(xxii) fail to duly observe and conform to any applicable Laws and Orders; or

(xxiii) undertake any legally binding obligation to do any of the foregoing.

(b) During the Interim Period, no Party shall or shall permit any of its Subsidiaries to (i) take or agree to take any action that would be reasonably likely to make any representation or warranty of such Party inaccurate or misleading in any material respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any material respect at any such time, in each case that would reasonably be expected to cause any of the conditions set forth in Article X not to be satisfied.

58

(c) During the Interim Period, other than in connection with the transactions contemplated hereby, neither the Company, on the one hand, nor the Parent Parties, on the other hand, shall, and such Persons shall cause each of their respective Subsidiaries officers, directors, Affiliates, managers, consultants, employees, representatives (including investment bankers, attorneys and accountants) and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning, or make any offers or proposals related to, any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction, (iii) enter into, engage in or continue any discussions or negotiations with respect to an Alternative Transaction with, or provide any non-public information, data or access to employees to, any Person that has made, or that is considering making, a proposal with respect to an Alternative Transaction or (iv) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. Immediately following the execution of this Agreement, the Company, on the one hand, and Parent, on the other hand, shall, and shall cause each of their Subsidiaries and representatives, to terminate any existing discussion or negotiations with any Persons other than the Company or Parent, as applicable, concerning any Alternative Transaction. Each of the Company and Parent shall be responsible for any acts or omissions of any of its respective Subsidiaries or representatives that, if they were the acts or omissions of the Company or Parent, as applicable, would be deemed a breach of such party’s obligations hereunder (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Company or Parent, as applicable, may have against such representatives with respect to any such acts or omissions). For purposes of this Agreement, the term “Alternative Transaction” shall mean any of the following transactions involving the Company or any of the Parent Parties (other than the transactions contemplated by this Agreement): (1) any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, consolidation, liquidation or dissolution or other similar transaction, or (2) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person (other than the sale, the lease, transfer or other disposition of assets in the ordinary course of business) or any class or series of the share capital or capital stock or other equity interests of the Company or the Parent Parties in a single transaction or series of transactions. In the event that there is an unsolicited proposal for, or an indication of a serious interest in entering into, an Alternative Transaction, communicated in writing to the Company or the Parent Parties or any of their respective representatives or agents (each, an “Alternative Proposal”), such Party shall as promptly as practicable (and in any event within two (2) Business Days after receipt) advise the other parties to this Agreement in writing of such Alternative Proposal and the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the Person making any such Alternative Proposal. The Company and the Parent Parties shall keep the other parties informed on a reasonably current basis of material developments with respect to any such Alternative Proposal. Notwithstanding anything to the contrary as set forth above, if the board of directors of the Company or of any Parent Party (as applicable) has determined in good faith, after consultation with its financial advisor and/or outside legal counsel, that failure to take such action would constitute a breach of its directors’ fiduciary duties under applicable Law, the other Party may waive any such provision to the extent necessary to permit such Person to comply with applicable Laws, provided, however, that prior to taking such action or announcing the intention to do so, such Person has complied in all material respects with its written notification obligation in respect of the Alternative Transaction in accordance with this Section 7.1.

59

7.2 Reasonable Best Efforts; Further Assurances; Governmental Consents.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and cooperate as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or reasonably desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

(b) Subject to applicable Law, each of the Company and Parent agrees to (i) reasonably cooperate and consult with the other regarding obtaining and making all notifications and filings with Governmental Authorities, (ii) furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep the other reasonably apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices and other communications received by such party from, or given by such party to, any third party or any Governmental Authority with respect to such transactions, (iv) permit the other party to review and incorporate the other party’s reasonable comments in any communication to be given by it to any Governmental Authority with respect to any filings required to be made with, or action or nonactions, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Governmental Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (v) to the extent reasonably practicable, consult with the other in advance of and not participate in any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Governmental Authority in connection with the proposed transactions unless it gives the other party the opportunity to attend and observe; provided, however, that, in each of clauses (iii) and (iv) above, materials may be redacted (A) to remove references concerning the valuation of such party and its Affiliates, (B) as necessary to comply with contractual arrangements or applicable Laws, and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

60

(c) During the Interim Period, Parent, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any stockholder demands or other stockholder Action (including derivative claims) relating to this Agreement, any of the Additional Agreements or any matters relating thereto commenced against Parent, any of the Parent Parties or any of its or their respective Representatives in their capacity as a representative of a Parent Party or against the Company or any of its Subsidiaries (collectively, the “Transaction Litigation”). The Parent Parties shall control the negotiation, defense and settlement of any such Transaction Litigation brought against a Parent Party or members of the boards of directors of a Parent Party and the Company shall control the negotiation, defense and settlement of any such Transaction Litigation brought against the Company or any of its Subsidiaries or the respective members of their boards of directors; provided, however, that in no event shall the Company or Parent settle, compromise or come to any arrangement with respect to any Transaction Litigation, or agree to do the same, without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed); provided that it shall be deemed to be reasonable for Parent (if the Company is controlling the Transaction Litigation) or the Company (if the Parent Parties are controlling the Transaction Litigation) to withhold, condition or delay its consent if any such settlement or compromise (i) does not provide for a legally binding, full, unconditional and irrevocable release of such Party and its representative that is the subject of such Transaction Litigation, (ii) provides for any non-monetary, injunctive, equitable or similar relief against such Party or (iii) contains an admission of wrongdoing or liability by a Party that is the subject of such Transaction Litigation. Parent and the Company shall each (A) keep the other reasonably informed regarding any Transaction Litigation, (B) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (C) consider in good faith the other’s advice with respect to any such Transaction Litigation and (D) reasonably cooperate with each other.

7.3 Access to Information. During the Interim Period, the Company and the Parent Parties shall each use its commercial reasonable efforts to (a) continue to give each other Party, its legal counsel and other representatives full access to its offices, properties, and Books and Records, (b) furnish to the other Party, its legal counsel and other representatives such information relating to the business of the Company or the Parent Parties as such Persons may request and (c) cause its respective employees, legal counsel, accountants and representatives to cooperate with the other Party in such other Party’s investigation of its business; provided, however, that no investigation pursuant to this Section 7.2 (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company or the Parent Parties and, provided further, that any investigation pursuant to this Section 7.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company or the Parent Parties. Notwithstanding anything to the contrary in this Agreement, no Party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) result in a waiver of attorney client privilege, work product doctrine or similar privilege or (ii) violate any contract to which it is a party or to which it is subject or applicable Law, provided, however, that the non-disclosing Party must advise the other parties that it is withholding such access and/or information and (to the extent reasonably practicable) and provide a description of the access not granted and/or information not disclosed.

7.4 Notices of Certain Events. During the Interim Period, each of Parent and the Company shall promptly notify the other party of:

(a) any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action by or on behalf of such Person or result in the loss of any rights or privileges of the Company (or Parent, post-Closing) to any such Person or creation of any Lien on any Company Ordinary Share or share capital or capital stock of the Parent Parties or any of the Company’s or the Parent Parties’ assets;

61

(b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c) any Actions commenced or, to such Party’s knowledge, threatened against, relating to or involving or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d) the occurrence of any fact or circumstance which constitutes or results, or might reasonably be expected to constitute or result, in a Material Adverse Effect; and

(e) any representation or warranty of such party contained in this Agreement becoming untrue or inaccurate at any time during the term hereof, or any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, that would reasonably be expected to cause any of the conditions set forth in Article X not to be satisfied; provided, however, that in each case (i) no such notification shall affect the representations, warranties, covenants, agreements or conditions to the obligations of the parties under this Agreement and (ii) no such notification shall be deemed to amend or supplement the Disclosure Letter or to cure any breach of any covenant or agreement or inaccuracy of any representation or warranty.

7.5 SEC Filings.

(a) The parties acknowledge that:

(i) Purchaser’s shareholders and the Shareholders must approve the transactions contemplated by this Agreement prior to the Acquisition Merger contemplated hereby being consummated and that, in connection with such approval, Purchaser must call a special meeting of its shareholders requiring Purchaser to prepare and file with the SEC a Registration Statement on Form F-4 which will contain a Proxy Statement/Prospectus;

(ii) the Parent Parties will be required to file Quarterly and Annual reports that may be required to contain information about the transactions contemplated by this Agreement; and

(iii) the Parent Parties will be required to file a Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.

(b) In connection with any filing the Parent Parties make with the SEC that requires information about the transactions contemplated by this Agreement to be included, the Company will, and will use its best efforts to cause its Affiliates to, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, use their best efforts to (i) cooperate with the Parent Parties, (ii) respond to questions about the Company required in any filing or requested by the SEC, and (iii) provide any information requested by the Parent Parties in connection with any filing with the SEC.

(c) Company Cooperation. The Company acknowledges that a substantial portion of the filings with the SEC and mailings to Parent’s stockholders with respect to the Proxy Statement/Prospectus shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practical provide the Parent Parties with such information as shall be reasonably requested by the Parent Parties for inclusion in or attachment to the Proxy Statement/Prospectus, that is accurate in all material respects and complies as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and in addition shall contain substantially the same financial and other information about the Company and its Shareholders as is required under Regulation 14A of the Exchange Act regulating the solicitation of proxies. The Company understands that such information shall be included in the Proxy Statement/Prospectus and/or responses to comments from the SEC or its staff in connection therewith and mailings. The Company shall cause its managers, directors, officers and employees to be reasonably available to the Parent Parties and their counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date of filing and/ or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Company).

62

7.6 Registration Statement.

(a) As promptly as practicable following the execution and delivery of this Agreement, Purchaser shall prepare, with the assistance, cooperation and commercially reasonable efforts of the Company, and cause to be filed with the SEC a registration statement on Form F-4 (as amended or supplemented from time to time, and including the Proxy Statement/Prospectus contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Purchaser Ordinary Shares to be issued in the Redomestication Merger and Acquisition Merger, which Registration Statement will also include a proxy statement of Parent (as amended, the “Proxy Statement/Prospectus”) for the purpose of soliciting proxies from Parent’s stockholders for the matters to be acted upon at the Parent Special Meeting and providing the public stockholders of Parent an opportunity in accordance with Parent’s Organizational Documents and the final IPO prospectus of Parent, dated February 14, 2022 (the “Prospectus”) to have their Parent Common Stock redeemed in conjunction with the stockholder vote on the Parent Party Stockholder Approval Matters as defined below. The Proxy Statement/Prospectus shall include proxy materials for the purpose of soliciting proxies from Parent shareholders to vote, at an extraordinary general meeting of Parent’s stockholders to be called and held for such purpose (the “Parent Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the Additional Agreements and the transactions contemplated hereby or thereby, including the Redomestication Merger and the Acquisition Merger, by the holders of Parent Common Stock in accordance with Parent’s Organizational Documents, the DGCL and the rules and regulations of the SEC and Nasdaq, (ii) the adoption and approval, on a non-binding advisory basis, of certain differences between Parent and Purchaser including certain provisions to be set forth in the Purchaser’s Organizational Documents, as compared to the Parent’s current Organizational Documents, (iii) the approval of the issuance of more than 20% of the issued and outstanding Parent Common Stock pursuant to the terms of this Agreement and as required by and in accordance with Nasdaq Listing Rule 5635(a), (b) and (d), (iv) such other matters as the Company and the Parent Parties shall hereafter mutually determine to be necessary or appropriate in order to effect the Redomestication Merger, Acquisition Merger and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (i) through (iv), collectively, the “Parent Party Stockholder Approval Matters”), and (v) the adjournment of the Parent Special Meeting, if necessary or desirable in the reasonable determination of Parent. If on the date for which the Parent Special Meeting is scheduled, Parent has not received proxies representing a sufficient number of shares to obtain the Required Parent Stockholder Approval, whether or not a quorum is present, Parent may make one or more successive postponements or adjournments of the Parent Special Meeting; provided that, without the consent of the Company, in no event shall the Parent adjourn the Parent Special Meeting for more than fifteen (15) Business Days later than the most recently adjourned meeting or to a date that is beyond the Outside Closing Date. The Parent Parties shall provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Proxy Statement/Prospectus and any amendment or supplement thereto prior to filing the same with the SEC. The Company shall provide the Parent Parties with such information concerning the Company and its equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Proxy Statement/Prospectus, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not materially misleading (subject to the qualifications and limitations set forth in the materials provided by the Company). If required by applicable SEC rules or regulations, such financial information provided by the Company must be reviewed or audited by the Company’s auditors. The Parent Parties shall provide such information concerning each Parent Parties and its equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, which information provided by the Parent Parties shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not materially misleading.

(b) Each of Parent and the Company shall use its reasonable best efforts to cause the Registration Statement and the Proxy Statement/Prospectus to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Acquisition Merger and the issuance of any Purchaser Ordinary Shares to be issued pursuant thereto. Each of Parent and the Company shall furnish all information concerning it as may reasonably be requested by the other Party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement/Prospectus. Promptly after the Registration Statement is declared effective under the Securities Act, Parent and the Company will cause the Proxy Statement/Prospectus to be mailed to shareholders of Parent and the Company.

63

(c) Each of Parent and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Registration Statement and any amendment to the Registration Statement filed in response thereto. If Parent or the Company becomes aware that any information contained in the Registration Statement shall have become false or misleading in any material respect or that the Registration Statement is required to be amended in order to comply with applicable Law, then (i) such Party shall promptly inform the other Parties and (ii) Parent, on the one hand, and the Company, on the other hand, and shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) an amendment or supplement to the Registration Statement. Parent and the Company shall use reasonable best efforts to cause the Registration Statement as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of Parent Common Stock, as applicable, pursuant to applicable Law and subject to the terms and conditions of this Agreement and the Parent Organizational Documents and the Company Organizational Documents. Each of the Company and the Parent Parties shall provide the other parties with copies of any written comments, and shall inform such other parties of any oral comments, that the Parent Parties receive from the SEC or its staff with respect to the Registration Statement promptly after the receipt of such comments and shall give the other parties a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff.

(d) Each Party shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available at a reasonable time and location to the Company, the Parent Parties and their respective representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Proxy Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Proxy Statement/Prospectus (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. The Parent Parties hall cause the Proxy Statement/Prospectus to be disseminated to Purchaser’s shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and Purchaser’s Organizational Documents.

7.7 Directors’ and Officers’ Indemnification and Insurance.

(a) The parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Parent Parties (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents, in each case as in effect on the date of this Agreement, or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and any of the Parent Parties in effect on the date hereof and disclosed in Schedule 7.7(a), shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Closing Date, Purchaser shall cause the Organizational Documents of Parent, Purchaser and the Company to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the Parent Parties to the extent permitted by applicable Law. The provisions of this Section 7.5 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

64

(b) The Parent Parties shall, or shall cause its Affiliates to, obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from the Closing Date, for the benefit of the D&O Indemnified Persons (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than Parent’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. Parent shall cause such D&O Tail Insurance to be maintained in full force and effect, for its full term, and cause the other Parent Parties to honor all obligations thereunder.

(c) On the Closing Date, Purchaser shall enter into customary indemnification agreements reasonably satisfactory to all parties with the individuals set forth on Schedule 7.7(c), which indemnification agreements shall continue to be effective following the Closing.

7.8 Tax Matters.

(a) The parties hereto shall use their commercially reasonable efforts to cause: (i) the Redomestication Merger to qualify for the Redomestication Intended Tax Treatment and (ii) the Acquisition Merger to qualify for the Acquisition Intended Tax Treatment, and none of Parent, Purchaser, Merger Sub or the Company and their respective Affiliates has taken or will take any action (or fail to take any action), if such action (or failure to act), whether before or after the Effective Time, would reasonably be expected to prevent or impede either the Redomestication Merger or the Acquisition Merger from qualifying for such intended Tax treatment.

(b) Each of Parent, Purchaser, the Company, and their respective Affiliates shall file all Tax Returns consistent with (i) the Redomestication Intended Tax Treatment and (ii) the Acquisition Intended Tax Treatment (including, in each case, attaching the statement described in Treasury Regulations Section 1.368-(a) on or with the its Tax Return for the taxable year of the Redomestication Merger and the Acquisition Merger), and shall take no position inconsistent with the Redomestication Intended Tax Treatment or the Acquisition Intended Tax Treatment (whether in audits, Tax Returns or otherwise), in each case, unless otherwise required by a Taxing Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code.

(c) The parties intend that, following the Redomestication Merger and the Acquisition Merger, Parent shall be treated as a foreign corporation for U.S. federal income tax purposes.

(d) In the event the SEC requires a tax opinion regarding: (i) the Redomestication Intended Tax Treatment, Purchaser will use its reasonable best efforts to cause Loeb & Loeb LLP to deliver such tax opinion to Purchaser, or (ii) the Acquisition Intended Tax Treatment, the Company shall use its reasonable best efforts to cause Saul Ewing LLP to deliver such tax opinion to the Company. Each party shall use reasonable best efforts to execute and deliver customary tax representation letters to the applicable tax advisor in form and substance reasonably satisfactory to such advisor. Notwithstanding anything to the contrary in this Agreement, (x) Loeb & Loeb LLP shall not be required to provide any opinion to any party regarding the Acquisition Intended Tax Treatment and (y) Saul Ewing LLP shall not be required to provide any opinion to any party regarding the Redomestication Intended Tax Treatment.

65

7.9 Confidentiality. Except as necessary to complete the Proxy Statement/Prospectus, the Company, on the one hand, and the Parent Parties, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other Party furnished to it by such other Party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the Party to which it was furnished, (b) in the public domain through no fault of such Party or (c) later lawfully acquired from other sources, which source is not the agent of the other Party, by the Party to which it was furnished), and each Party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any Party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such Party shall give timely written notice to the other parties so that such parties may have an opportunity to obtain a protective order or other appropriate relief. Each Party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other parties if it exercises the same care as it takes to preserve confidentiality for its own similar information. The parties acknowledge that some previously confidential information will be required to be disclosed in the Proxy Statement/Prospectus.

Article VIII
COVENANTS OF THE COMPANY

8.1 Reporting and Compliance with Laws. During the Interim Period, the Company shall duly and timely file all Tax Returns required to be filed with the applicable Taxing authorities, pay any and all Taxes required by any Taxing Authority and duly observe and conform in all material respects, to all applicable Laws and Orders. The Company shall take no action that would disqualify the Acquisition Merger from being treated as a “reorganization” within the meaning of Section 368(a) of the Code. The Company shall not, and it shall direct its representatives to not, directly or indirectly, (i) purchase or sell (including entering into any hedge transaction with respect to) any securities of Parent, except in compliance with all applicable securities Laws, including Regulation M under the Exchange Act; (ii) use or disclose or permit any other Person to use or disclose any information that Parent or its Affiliates has made or makes available to the Company and its representatives in violation of the Exchange Act, the Securities Act or any other applicable securities Law; or (iii) disclose to any third party any non-public information about the Company, Parent, or the other transactions contemplated hereby or by any Additional Agreement.

8.2 Reasonable Best Efforts to Obtain Consents. The Company shall use its reasonable best efforts to obtain each Company Consent as promptly as practicable hereafter.

8.3 Company Shareholder Approval.

(a) As promptly as reasonably practicable after the effective date of the Registration Statement and in any event within seven (7) Business Days following the effective date of the Registration Statement (the “Company Shareholder Written Consent Deadline”), the Company shall obtain and deliver to Parent a true and correct copy of a written consent (in form and substance reasonably satisfactory to Parent ) evidencing the Company Shareholder Approval that is duly executed by the Shareholders that hold at least the requisite number and class of issued and outstanding Company Ordinary Shares required to obtain the Company Shareholder Approval (the “Company Shareholder Written Consent”).

66

(b) The Company’s board of directors shall recommend that the Shareholders vote in favor of this Agreement, the Additional Agreements to which the Company is or will be a party, the transactions contemplated hereby and thereby and other related matters, and neither the Company’s board of directors, nor any committee thereof, shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to the Parent Parties, the recommendation of the Company’s board of directors.

8.4 Financial Information. By no later than March 15, 2023, the Company will deliver to the Parent Parties the audited financial statements for the twelve month period ended December 31, 2022, consisting of the audited consolidated balance sheets as of such date, and the related statements of operations, changes in stockholders’ equity and cash flows, for the fiscal years ended December 31, 2022, including the notes thereto, all prepared in conformity with IFRS and audited under the standards of the PCAOB (the “Audited 2022 Financial Statements”). The Audited 2022 Financial Statements shall, among other things, be (a) prepared from the Books and Records of the Company; (b) prepared in accordance with IFRS applied on a basis consistent with past practice; (c) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition as of their dates including for all warranty, maintenance, service and indemnification obligations; and (d) contain and reflect adequate provisions for all Liabilities for all material Taxes applicable to the Company with respect to the periods then ended. The Audited 2022 Financial Statements will be complete and accurate and fairly present in all material respects, in conformity with IFRS applied on a consistent basis in all material respects, the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations of the Company and its Subsidiaries for the periods reflected therein. The Company will provide additional financial information as reasonably requested by the Parent Parties for inclusion in any filings to be made by the Parent Parties with the SEC. If reasonably requested by the Parent Parties, the Company shall use its reasonable best efforts to cause such information reviewed or audited by the Company’s auditors.

8.5 Annual Financial Information. During the Interim Period, the Company shall deliver its consolidated interim financial information for each quarterly period as promptly as possible following the end of such quarterly period, and in any event no later than forty five (45) calendar days following the end of each quarterly period, and consolidated interim monthly information for each month thereafter shall be delivered to Parent no later than ten (10) days following the end of each month (the “Required Financial Statements”). All of the Required Financial Statements shall be prepared under IFRS. The Required Financial Statements shall be accompanied by a certificate of the Chief Executive Officer of the Company to the effect that all such Required Financial Statements fairly present the financial position and results of operations of the Company and its Subsidiaries as of the date or for the periods indicated, in accordance with IFRS, except as otherwise indicated in such statements and subject to year-end audit adjustments. The Company will promptly provide Parent with additional financial information (including selected financial data, a management’s discussion and analysis and results of operations prepared in accordance with Item 303 of Regulation S-K of the Securities Exchange Act, and pro forma financial information or pro forma financial adjustments) reasonably requested by the Parent Parties or otherwise required for inclusion in the Proxy Statement/Prospectus and any other filings to be made by a Parent Party with the SEC. The Company shall also provide to the Parent Parties as promptly as practicable after the date hereof, a description of the business and any other information concerning the Company, its directors, officers, operations and such other matters, as may be reasonably necessary or advisable in connection with the preparation of the Proxy Statement/Prospectus and any other filings to be made by a Parent Party with the SEC.

67

8.6 Waiver. The Company has read the Prospectus and understands that Parent has established the Trust Account for the benefit of the public shareholders of Parent and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of Parent agreeing to enter into this Agreement, the Company, for itself and on behalf of the Shareholders, hereby agrees that it does not now and shall not at any time hereafter prior to the Closing have any right, title, interest or claim of any kind in or to any monies in the Trust Account as a result of, or arising out of, any negotiations, contracts or agreements with Parent and hereby agrees that it will not seek recourse against the Trust Account for any reason.

Article IX
COVENANTS OF THE PARENT PARTIES

9.1 Trust Account. The Parent Parties shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Investment Management Trust Agreement and for the payment of (i) all amounts payable to stockholders of Parent holding Parent Units or Parent Common Stock who shall have validly redeemed their Parent Units or Parent Common Stock upon acceptance by Parent of such Parent Units or Parent Common Stock, (ii) the expenses of the Parent Parties to the third parties to which they are owed, (iii) the Deferred Underwriting Amount to the underwriter in the IPO and (iv) the remaining monies in the Trust Account to the Parent Parties. Except as otherwise expressly provided in the Investment Management Trust Agreement, Parent Parties shall not agree to, or permit, any amendment or modification of, or waiver under, the Investment Management Trust Agreement without the prior written consent of the Company.

9.2 Compliance with SPAC Agreements. The Parent Parties shall comply with each of the applicable agreements entered into in connection with the IPO, including that certain Registration Rights Agreement, dated as of February 14, 2022 by and between Parent and the investors named therein.

9.3 Parent Special Meeting. The Proxy Statement/Prospectus will be sent to the Parent’s stockholders as soon as practicable following the date on which the SEC has declared the Form F-4 effective and has confirmed that it has no further comments on the Proxy Statement/Prospectus therein. The Parent Parties shall keep the Company reasonably informed regarding all matters relating to the Parent Party Stockholder Approval Matters, including by promptly furnishing any voting or proxy solicitation reports received by the Parent Parties in respect of all such matters and similar updates regarding any redemptions. The Parent Parties shall include in the Proxy Statement the unanimous recommendation of the board of directors of the Parent that the Parent’s stockholders vote in favor of the adoption of this Agreement and the approval of the Redomestication Merger, the Acquisition Merger and the other Parent Party Stockholder Approval Matters, and shall otherwise take all commercially reasonable and lawful action to solicit and obtain the Parent’s stockholders approval of the Parent Party Stockholder Approval Matters. Neither the boards of director of the Parent nor any committees thereof shall withdraw or modify, or publicly propose or resolve to withdraw or modify, their recommendation that the Parent’s stockholders vote in favor of the Parent Party Stockholder Approval Matters.

68

9.4 Equity Incentive Plan. As promptly as practicable after the Closing, Purchaser shall adopt a new equity incentive plan in form and substance mutually agreed upon by Purchaser and the Company (such agreement not to be unreasonably withheld, conditioned or delayed) (the “Equity Incentive Plan”). The Equity Incentive Plan shall have such number of shares available for issuance equal to ten percent (10%) of the Purchaser Ordinary Shares to be issued and outstanding immediately after the Closing.

Article X
CONDITIONS TO CLOSING

10.1 Condition to the Obligations of the Parties. The obligations of all of the parties hereto to consummate the Closing are subject to the satisfaction or written waiver (where permissible) by Parent and the Company of all the following conditions:

(a) No provisions of any applicable Law and no Order shall restrain, prohibit, prevent or impose any condition on the consummation of the transactions contemplated hereby, including the Redomestication Merger and the Acquisition Merger.

(b) There shall not be any Action brought by any Governmental Authority to enjoin or otherwise restrict the consummation of either Closing.

(c) All consents, approvals, authorizations and actions of, filings with and notices to any Governmental Authority required to consummate the transactions contemplated by this Agreement shall have been made or obtained and shall be in full force and effect.

(d) The Company Shareholder Approval shall have been obtained.

(e) Each of the Parent Party Stockholder Approval Matters shall have been approved at the Parent Special Meeting by the requisite vote of the stockholders of Parent at the Parent Special Meeting in accordance with Parent’s Organizational Documents, applicable Law and the Proxy Statement (the “Required Parent Stockholder Approval”).

(f) All required filings under any applicable anti-trust laws, shall have been completed and any applicable waiting period, any extensions thereof, and any commitments by the parties not to close before a certain date under a timing agreement entered into with a Governmental Authority shall have expired or otherwise been terminated.

(g) As of the Closing, Purchaser shall have at least $5,000,001 in net tangible assets (inclusive of the assets of the Company).

(h) The Redomestication Merger Surviving Corporation’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been conditionally approved and, immediately following the Effective Time, the Redomestication Merger Surviving Corporation shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and Redomestication Merger Surviving Corporation shall not have received any notice of non-compliance therewith, and the Merger Consideration Shares shall have been approved for listing on Nasdaq.

69

(i) The Form F-4 shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Form F-4 shall have been issued by the SEC that remains in effect and no proceeding seeking such a stop order shall have been initiated by the SEC and not withdrawn.

(j) The Redomestication Merger shall have been consummated and the applicable certificates filed in the appropriate jurisdictions.

10.2 Conditions to Obligations of the Parent Parties. The obligation of the Parent Parties to consummate the Closing is subject to the satisfaction, or the waiver at the Parent Parties’ sole and absolute discretion, of all the following further conditions:

(a) The Company shall have duly performed or complied with, in all material respects, all of its obligations hereunder required to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) by the Company at or prior to the Closing Date

(b) The representations and warranties of the Company contained in this Agreement (disregarding all qualifications contained therein relating to materiality or Material Adverse Effect), other than the Company Fundamental Representations, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects at and as of such earlier date). The Company Fundamental Representations (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) shall be true and correct in all respects at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct in all respects at and as of such specific date), other than in the case of Section 5.5 (Capitalization) de minimis inaccuracies.

(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Effect, regardless of whether it involved a known risk.

(d) The Parent Parties shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company certifying the accuracy of the provisions of the foregoing Sections 10.2(a), 10.2(b) and 10.2(c).

(e) The Parent Parties shall have received a certificate, dated as of the Closing Date, signed by the Secretary of the Company attaching true, correct and complete copies of (i) the Organizational Documents of the Company as in effect as of the Closing Date; (ii) copies of resolutions duly adopted by the board of directors of the Company authorizing this Agreement, the Additional Agreements to which the Company is a party and the transactions contemplated hereby and thereby and the Company Shareholder Written Consent; and (iii) a recent certificate of good standing as of a date no later than thirty (30) days prior to the Closing Date regarding the Company from the Cayman Registry.

70

(f) The Parent Parties shall have received duly executed opinions from the Company’s Cayman Islands counsel in form and substance reasonably satisfactory to the Parent Parties, addressed to the Parent Parties and dated as of the Closing Date.

(g) The Parent Parties shall have received a copy of each of the Additional Agreements to which the Company is a party duly executed by the Company and such Additional Agreement shall be in full force and effect.

(h) The Parent Parties shall have received a copy of a Lock-up Agreement from each Person identified on Schedule 10.2(h) to be effective as of the Closing, pursuant to which the Merger Consideration Shares shall be subject to a six (6) month lock-up.

(i) The Parent Parties shall have received an employment agreement from the Persons set forth in Schedule 10.2(i) with Purchaser or one of its Subsidiaries, which includes confidentiality, non-compete and assignment of inventions and other customary restrictive covenant provisions and is in a form and substance reasonably acceptable to Parent Parties, to be effective as of the Closing.

(j) The Parent Parties shall have received a non-competition and non-solicitation agreement from the Shareholders set forth in Schedule 10.2(j) for a period of three (3) years after the Closing in consideration of the Merger Consideration Shares being delivered, and in a form and substance reasonably acceptable to Parent Parties, to be effective as of the Closing.

(k) The Parent Parties shall have received a copy of each of each agreement or Additional Agreement duly executed by all required parties thereto, other than the Parent Parties.

(l) The Parent Parties shall have received copies of all Company Consents and third party consents set forth on Schedule 10.2(l) in form and substance reasonably satisfactory to the Parent Parties, and no such consents have been revoked.

(m) The Company shall have delivered to the Parent Parties all Required Financial Statements.

(n) No Company Shareholder shall have delivered a Written Objection.

10.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver in the Company’s sole and absolute discretion, of all of the following further conditions:

(a) Each Parent Party shall each have duly performed or complied with, in all material respects, all of its respective obligations hereunder required to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) by such Parent Party, as applicable, at or prior to the Closing Date.

71

(b) All of the representations and warranties of the Parent Parties contained in Article VI of this Agreement (disregarding all qualifications contained therein relating to materiality or Material Adverse Effect), other than the Parent Party Fundamental Representations, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects at and as of such earlier date). The Parent Party Fundamental Representations shall be true and correct in all respects at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), other than de minimis inaccuracies.

(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Effect on the Parent Parties, regardless of whether it involved a known risk.

(d) The Company shall have received a certificate, dated as of the Closing Date, signed by an officer of a Parent Party as to the accuracy of the provisions set forth in Sections 10.3(a), 10.3(b) and 10.3(c).

(e) The Company shall have received a certificate, dated as of the Closing Date, signed by the Secretary of the Purchaser attaching true, correct and complete copies of (i) the Organizational Documents of the Purchaser as in effect as of the Closing Date; (ii) copies of resolutions duly adopted by the board of directors of Parent authorizing this Agreement, the Additional Agreements to which the Parent Parties are a party and the transactions contemplated hereby and thereby and confirmation of the Parent Stockholder Approval; and (iii) a recent certificate of good standing as of a date no later than thirty (30) days prior to the Closing Date regarding the Purchaser and Merger Sub from the Cayman Registry.

(f) Each of the Parent Parties shall have executed and delivered to the Company each Additional Agreement to which it is a party.

Article XI
TERMINATION

11.1 Termination Without Default.

(a) In the event that (i) the closing of the transactions contemplated hereunder has not occurred by June 30, 2023 (the “Outside Date”) (provided that, if the SEC has not declared the Registration Statement effective on or prior to such date, the Outside Date shall be automatically extended by one (1) month); and (ii) the material breach or violation of any representation, warranty, covenant or obligation under this Agreement by the party (i.e., a Parent Party, on one hand, or the Company, on the other hand) seeking to terminate this Agreement was not the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date, then any Parent Party or the Company, as applicable, shall have the right, at its sole option, to terminate this Agreement without liability to the other party. Such right may be exercised by Parent or the Company, as the case may be, giving written notice to the other at any time after the Outside Date.

72

(b) In the event a Governmental Authority shall have issued an Order or enacted a Law having the effect of permanently restraining, enjoining or otherwise prohibiting either the Redomestication Merger or the Acquisition Merger, which Order or Law is final and non-appealable, a Parent Party or the Company shall have the right, at its sole option, to terminate this Agreement without liability to the other party; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1(b) shall not be available to the Company or a Parent Party if the failure by such party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority.

(c) This Agreement may be terminated at any time by mutual written consent of the Company and Parent duly authorized by each of their respective boards of directors.

11.2 Termination Upon Default.

(a) The Parent Parties may terminate this Agreement by giving notice to the Company, without prejudice to any rights or obligations any Parent Party may have: (i) at any time prior to the Closing Date if (x) the Company shall have breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, which has rendered or would reasonably be expected to render the satisfaction of any of the conditions set forth in Sections 10.2(a) or Section 10.2(b), impossible; (y) such breach cannot be cured or is not cured by the earlier of the Outside Date and thirty (30) days following receipt by the Company of a written notice from Parent describing in reasonable detail the nature of such breach; or (ii) at any time after the Company Shareholder Written Consent Deadline if the Company has not previously received the Company Shareholder Approval.

(b) The Company may terminate this Agreement by giving notice to Parent, without prejudice to any rights or obligations the Company may have, if: (i) any of the Parent Parties shall have breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date, which has rendered or reasonably would render the satisfaction of any of the conditions set forth in Sections 10.3(a) or Section 10.3(b) impossible; and (ii) such breach cannot be cured or is not cured by the earlier of the Outside Date and thirty (30) days following receipt by Parent of a written notice from the Company describing in reasonable detail the nature of such breach.

11.3 Effect of Termination. If this Agreement is terminated pursuant to this Article XI (other than as may be agreed upon between the parties in a termination pursuant to Section 11.1(c)), this Agreement shall become void and of no further force or effect without liability of any party (or any shareholder, director, officer, employee, Affiliate, agent, consultant or representative of such party) to the other parties hereto; provided that, if such termination shall result from the willful breach by a party or its Affiliate of its covenants and agreements hereunder or fraud in connection with the transactions contemplated by this Agreement, such party shall not be relieved of liability to the other parties for any such willful breach or fraud. The provisions of Section 7.9 (Confidentiality), this Section 11.3 and Article XII shall survive any termination hereof pursuant to this Article XI.

73

Article XII
MISCELLANEOUS

12.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 5:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) three (3) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (following the Closing), to:

Environmental Solutions Group Holdings Limited
101 Tuas South Avenue 2
Singapore 637226
Attention: Mr. Quek Leng Chuang, Chairman & CEO
Email: quecklc@env-solutions.com

with a copy to (which shall not constitute notice):

Saul Ewing LLP

1919 Pennsylvania Avenue N.W.

Washington D.C. 20006-3434

Attention: Mark I. Gruhin
Email: mark.gruhin@saul.com

if to any Parent Party:

Genesis Unicorn Capital Corp.
281 Witherspoon Street, Suite 120
Princeton, NJ, 08540
Attention: Samuel Lui, President & CFO
Email: samuel.lui@genesisunicorn.com

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Mitchell Nussbaum
Email: mnussbaum@loeb.com

74

12.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each of the Parent Parties and the Company, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the Party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything else contained herein, neither shall any Party seek, nor shall any Party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

12.3 Nonsurvival of Representations. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no Liability after the Closing in respect thereof), except for those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring on or after the Closing.

12.4 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

75

12.5 Publicity. Except as required by law and except with respect to the Parent SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other Party hereto. If a Party is required to make such a disclosure as required by law, the parties will use their best efforts to cause a mutually agreeable release or public disclosure to be issued.

12.6 Expenses. Except as otherwise expressly set forth herein, the costs and expenses in connection with this Agreement and the transactions contemplated hereby shall be paid jointly and severally by Purchaser and the Surviving Corporation upon the Closing. If the Closings do not take place, each Party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants.

12.7 No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other Party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

12.8 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

12.9 No Other Representations; No Reliance. NONE OF THE PARTIES NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO SUCH PARTY OR ITS AFFILIATES OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN Article V (WITH RESPECT TO THE COMPANY) AND Article VI (WITH RESPECT TO THE PARENT PARTIES) IN EACH CASE, AS MODIFIED BY THE SCHEDULES TO THIS AGREEMENT AND THE PARENT SEC DOCUMENTS. Without limiting the generality of the foregoing, none of the Parties nor any of their respective Representatives has made, and shall not be deemed to have made, any representations or warranties in the materials relating to such Party made available to the other Parties and their Representatives, or relating to the Company made available to Parent Parties and their Representatives, including due diligence materials, or in any presentation of the business of any Party by management of such Party or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by a Party in executing, delivering and performing this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby, in each case, except for the representations and warranties set forth in Article V or Article VI as modified by the Schedules to this Agreement and the Parent SEC Documents. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by a Party or their respective Representatives are not and shall not be deemed to be or to include representations or warranties of such Party and its Affiliates, and are not and shall not be deemed to be relied upon by the other Parties in executing, delivering and performing this Agreement, the Additional Agreements and the transactions contemplated hereby or thereby, in each case, except for the representations and warranties set forth in Article V or Article VI, in each case, as modified by the Schedules to this Agreement and the Parent SEC Documents. Except for the specific representations and warranties expressly made in Article V or Article VI, in each case as modified by the Schedules and Parent SEC Documents: (a) the Parties acknowledges and agrees that: (i) no other Party nor any of their respective Representatives is making or has made any representation or warranty, express or implied, at law or in equity, in respect of such other Party or its Affiliates, the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of such other Party and its Affiliates, the nature or extent of any liabilities of such other Party and its Affiliates, the effectiveness or the success of any operations of such other Party and its Affiliates or the accuracy or completeness of any confidential information memoranda, projections, forecasts or estimates of earnings, or other information (financial or otherwise) regarding such other Party or its Affiliates furnished to any Party or their respective Representatives or made available to any Party and their Representatives in any “data rooms,” “virtual data rooms,” management presentations or any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever; and (ii) no Representative of any Party has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in Article V or Article VI and subject to the limited remedies herein provided; (b) each Party specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that the other Parties have each specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person; and (c) none of the Parties nor any other Person shall have any liability to the other Parties or any other Person with respect to any such other representations or warranties, including projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of such Party or the future business, operations or affairs of such Party.

76

12.10 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ADDITIONAL AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.10.

12.11 Submission to Jurisdiction. Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the federal courts of the State of New York sitting in New York, New York) (or any appellate courts thereof), for the purposes of any Action (a) arising under this Agreement or under any Additional Agreement or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Additional Agreement or any of the transactions contemplated hereby or thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action (i) arising under this Agreement or under any Additional Agreement or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Additional Agreement or any of the transactions contemplated hereby or thereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 12.11 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Action commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action in any such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such Party’s respective address set forth in Section 12.1 shall be effective service of process for any such Action.

12.12 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each Party of an executed counterpart or the earlier delivery to each Party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

12.13 Entire Agreement. This Agreement together with the Additional Agreements, including any exhibits and schedules attached hereto or thereto, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement, including any exhibits and schedules attached hereto or thereto, may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No Party has relied on any representation from, or warranty or agreement of, any Person in entering into this Agreement, prior hereto or contemporaneous herewith or any Additional Agreement, except those expressly stated herein or therein.

77

12.14 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

12.15 Construction of Certain Terms and References; Captions. In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “Party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule.

(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

(g) For the avoidance of any doubt, all references in this Agreement to “the knowledge or best knowledge of the Company” or similar terms shall be deemed to include the actual or constructive (e.g., implied by Law) knowledge of the Key Personnel.

12.16 Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

12.17 Third Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

12.18 Waiver. Reference is made to the Prospectus. The Company and the Shareholder Representative have read the Prospectus and understand that Parent has established the Trust Account for the benefit of the public shareholders of Parent and the underwriters of the IPO pursuant to the Investment Management Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Parent may disburse monies from the Trust Account only for the purposes set forth in the Investment Management Trust Agreement. For and in consideration of Parent agreeing to enter into this Agreement, the Company and the Shareholder Representative each hereby agree that he, she or it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that he, she or it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Parent.

[The remainder of this page intentionally left blank; signature pages to follow]

78

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Parent:

GENESIS UNICORN CAPITAL CORP.

By:	/s/ Samuel Lui
Name:	Samuel Lui
Title:	President & CFO

Purchaser:

ESGL HOLDINGS LIMITED

By:	/s/ Samuel Lui
Name:	Samuel Lui
Title:	Authorized Signatory

Merger Sub:

ESGH MERGER SUB CORP.

By:	/s/ Samuel Lui
Name:	Samuel Lui
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Company:

ENVIRONMENTAL SOLUTIONS GROUP HOLDINGS LIMITED

By:	/s/ Quek Leng Chuang
Name:	Quek Leng Chuang
Title:	Director

Shareholder Representative:

By:	/s/ Quek Leng Chuang
Name:	Quek Leng Chuang
Title:	Shareholder